HEI Exhibit 99.1

HAWAIIAN ELECTRIC INDUSTRIES

RETIREMENT SAVINGS PLAN

(Restatement effective January 1, 2008)

January 30, 2008

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INTRODUCTION

Hawaiian Electric Industries, Inc. (the “Company”) established the Hawaiian Electric Industries Retirement Savings Plan (the “Plan”) April 1, 1984, to enable the eligible employees of the Company and its participating subsidiaries to save for retirement on a tax-deferred basis.

Effective December 31, 2007, American Savings Bank, F.S.B., (the “Bank”), an indirect wholly owned subsidiary of the Company and Participating Employer in the Plan, froze benefit accruals for all participants under its defined benefit pension plan. Effective January 1, 2008, the Bank has enhanced the employer-contribution component of this Plan by adding matching contributions and profit-sharing contributions for Bank employees.

The Plan is intended to meet the tax-qualification requirements in Sections 401(a) and 401(k) of the Internal Revenue Code. The Plan document was last restated effective January 1, 1998, and the Internal Revenue Service issued a favorable determination letter with respect to the Plan on September 18, 2003. This restatement is effective January 1, 2008, except as otherwise provided herein.

DEFINITIONS

Capitalized terms used in this document are defined in Article XII.

ARTICLE I

PARTICIPATION

Section 1.1 Eligibility to Participate

There are different eligibility rules for the different kinds of contributions made under the Plan. Specifically, there are eligibility rules for Salary Reduction Contributions (a.k.a. 401(k) contributions) that apply to all Eligible Employees. There are eligibility rules for HEIDI Contributions that apply only to Eligible Employees employed by a HEIDI Employer. Finally, there are eligibility rules for matching contributions (“AmeriMatch Contributions”) and profit-sharing contributions (“AmeriShare Contributions”) that apply only to Eligible Employees employed by the Bank.

(a) Salary Reduction Contributions

(i) Nonunion Employees. A nonunion Eligible Employee shall become eligible to participate for purposes of Salary Reduction Contributions as of the date he or she first performs an Hour of Service for a Participating Employer.

(ii) Bargaining Unit Employees. An Eligible Employee whose employment with a Participating Employer is governed by a collective bargaining agreement shall become eligible to participate for purposes of Salary Reduction Contributions as of the date he or she first performs an Hour of Service as a “regular” bargaining unit Eligible Employee. “Regular” employment is defined by reference to the governing collective bargaining agreement.

(iii) Salary Reduction Elections. An Eligible Employee who has met the requirements for participation in Section 1.1(a)(i) or 1.1(a)(ii) becomes a Participant for purposes of Salary Reduction Contributions by making a salary reduction election. A salary reduction election is an election by the Participant to forego taxable cash compensation in return for a tax-deferred, employer contribution of equal amount to the Participant’s Account in the Plan. A Participant’s salary reduction election becomes effective as soon as practicable following its completion and submission in accordance with procedures approved by the Administrative Committee, but only with respect to amounts that are not “currently available” to the Participant at the time the election is made. An amount is “currently available” if it has been paid to the Participant or if the Participant is able currently to receive the amount at the Participant’s discretion.

A Participant may amend or revoke a salary reduction election for any reason, such changes to take effect prospectively. If a Participant voluntarily terminates a salary reduction election, the Participant may resume Salary Reduction Contributions by making and submitting a new election. A Participating Employer, the PIC, or the Administrative Committee may also revoke or amend a salary reduction election to prevent the Participant from exceeding one of the maximum limitations described in

Article III. The Administrative Committee may adopt and modify rules and procedures for salary reduction elections.

(b) HEIDI Contributions. An Eligible Employee who is employed by a HEIDI Employer and has satisfied the requirements for participation in Section 1.1(a)(i) is a HEIDI Participant. Each HEIDI Participant who meets the service requirements set forth in Section 2.4 is eligible to receive a HEIDI Contribution in accordance with the rules in Section 2.4.

(c) AmeriMatch Contributions and AmeriShare Contributions for Bank Participants. The Bank shall make AmeriMatch Contributions and AmeriShare Contributions for Eligible Employees of the Bank who have met the eligibility requirements in this Section 1.1(c) and the allocation requirements in Sections 2.2 and 2.3, respectively. Any Eligible Employee employed by the Bank on December 31, 2007, who is a participant in the American Savings Bank Retirement Plan shall be deemed to have met the requirements in subparagraphs (i) and (ii) below as of January 1, 2008, and shall become a Bank Participant for purposes of AmeriMatch and AmeriShare Contributions as of January 1, 2008.

(i) AmeriMatch Contributions. An Eligible Employee of the Bank shall become eligible to participate for AmeriMatch Contributions as of the first paycheck following the first day of the month coinciding with or next following the date the Eligible Employee completes one year of “AmeriMatch Eligibility Service”. “AmeriMatch Eligibility Service” is determined under the elapsed time method, which is based on periods of employment. To complete one year of “AmeriMatch Eligibility Service,” an Eligible Employee must be employed by the Bank or an Associated Company for twelve consecutive months. For this purpose, an Employee’s employment with the Bank or an Associated Company commences on the first day the Employee performs one Hour of Service and ends on the Employee’s severance from service date. An Employee’s “severance from service date” is the earlier of (i) the date the Employee quits, Retires, is discharged, or dies, or (ii) the first anniversary of the first day of absence for any other reason (e.g., Disability, vacation, or leave of absence). If an Employee severs from service and later again becomes an Employee, the Employee’s periods of employment before and after the break in service shall be aggregated for purposes of eligibility to participate for AmeriMatch Contributions. If an Employee quits, is discharged, or Retires and then performs an Hour of Service within twelve (12) months of such Employee’s severance from service date, the period of severance is counted as a period of employment for purposes of determining AmeriMatch Eligibility Service. If an Employee is on an approved leave of absence from employment at the time such Employee quits, is discharged, or Retires and such Employee performs an Hour of Service within twelve (12) months from the beginning of the leave of absence, the period of severance is counted as a period of employment for purposes of determining AmeriMatch Eligibility Service.

(ii) AmeriShare Contributions. An Eligible Employee of the Bank shall become eligible to participate for AmeriShare Contributions on the first day of the month coinciding with or next following the date the Eligible Employee completes one year of “AmeriShare Eligibility Service”. “AmeriShare Eligibility Service” is determined by counting Hours of Service. To complete one year of “AmeriShare Eligibility Service,”

an Eligible Employee must be credited with 1000 Hours of Service during a computation period of twelve (12) consecutive months. The initial computation period is the twelve-month period beginning with the date the Eligible Employee first performs one Hour of Service with the Bank or an Associated Company. If the Eligible Employee does not complete 1000 Hours of Service in his or her first twelve months of employment, the computation period changes to the Plan Year, beginning with the Plan Year immediately following the year in which the Eligible Employee first performs one Hour of Service.

Section 1.2 Employment Rules

(a) Utility Participants and HEIDI Participants. If a Utility Participant or a HEIDI Participant terminates employment with the Participating Employers and returns to employment as an Eligible Employee of a Utility or a HEIDI Employer, such Participant shall be eligible to recommence active participation in the Plan immediately for purposes of Salary Reduction Contributions and HEIDI Contributions, as applicable.

(b) Bank Participants. If a Bank Participant terminates employment with the Bank and later returns to employment as an Eligible Employee of the Bank, the Bank Participant shall be eligible to recommence active participation in the Plan on the same basis as before the Bank Participant’s severance from employment.

(c) Employment with an Associated Company. Employment with a Participating Employer or an Associated Company shall be treated as employment with all Participating Employers for purposes of determining an Employee’s eligibility service. However, although an Employee of a Participating Employer or Associated Company may have met the service requirements for a specific contribution (e.g., an Employee of a Utility has met the one year of employment requirement for AmeriMatch Contributions), such Employee shall not be eligible to share in contributions made by a Participating Employer that does not employ the Employee.

(d) Pre-participation Service Recognized Under the American Savings Bank Retirement Plan. To the extent pre-participation service with an employer acquired by the Bank was recognized under the American Savings Bank Retirement Plan for purposes of determining eligibility to participate, such pre-participation service shall also be recognized under this Plan for purposes of determining eligibility to participate for AmeriMatch and AmeriShare contributions.

(e) Employee Becomes an Eligible Employee. If an Employee becomes an Eligible Employee after he or she has commenced working, the service requirements in Section 1.1 shall be treated as having begun on the Employee’s first day of work for the Participating Employer or an Associated Company.

Section 1.3 Duration of Participation

A Participant who terminates employment with the Participating Employers with a vested Account balance shall continue to be a Participant on an inactive basis until his or her entire vested Account balance is distributed in accordance with the terms of the Plan.

ARTICLE II

CONTRIBUTIONS

There are five types of possible contributions to the Plan. Salary Reduction Contributions (which include Catch-up Contributions) and Rollover Contributions may be made by all Participants. HEIDI Contributions are made only by HEIDI Employers on behalf of HEIDI Participants. AmeriShare and AmeriMatch Contributions are made only by the Bank on behalf of Bank Participants.

Section 2.1 Salary Reduction Contributions

Each Participating Employer shall make Salary Reduction Contributions in accordance with this Section and the salary reduction elections made by its Participants in accordance with Section 1.1(a)(iii).

(a) Regular Salary Reduction Contributions. Effective May 3, 2004, a Participant may elect Regular Salary Reduction Contributions of up to 30% of the Participant’s Compensation for the period in the Plan Year during which he or she is a Participant. In addition to these percentage limitations, a Participant’s Regular Salary Reduction Contributions are subject to the limitations in Article III of the Plan.

(b) Catch-up Contributions. Any Participant who will have attained age 50 before the end of the Plan Year (a “catch-up eligible Participant”) is eligible to make Catch-up Contributions in accordance with, and subject to the limitations in, Section 3.2(b) of the Plan and Section 414(v) of the Code. Catch-up Contributions are not subject to the 30%-of-Compensation limit that applies to Regular Salary Reduction Contributions, but total Salary Reduction Contributions (Regular Salary Reduction Contributions plus Catch-up Contributions) may not exceed 75% of a Participant’s Compensation.

Catch-up Contributions are not subject to the limits on annual additions, are not counted in the ADP test, and are not counted in determining the minimum allocation under Section 416 of the Code (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy). Provisions in the Plan relating to Catch-up Contributions apply to Salary Reduction Contributions made after 2001.

A catch-up eligible Participant may elect to make Catch-up Contributions for the Plan Year regardless of whether his or her Regular Salary Reduction Contributions have yet reached the Plan limitation set forth in Section 2.1(a) or the Code limitations set forth in Sections 3.2 or 3.4. However, if such catch-up eligible Participant’s Regular Salary Reduction Contributions do not reach such limits by the end of the Plan Year, the Catch-up Contributions shall be recharacterized as Regular Salary Reduction Contributions to the extent necessary to meet the requirements of Section 414(v) of the Code.

(c) Application of Section 401(a)(17) Limit. Section 401(a)(17) of the Code limits the amount of Compensation that may be taken into account in determining contributions for a Plan Year, and this limit is reflected in the definition of Compensation in Article XII. The limit applies on an annual basis. However, salary reduction elections are applied on a payroll period basis. In accordance with Section 1.1(a)(iii), a Participant may change the salary reduction percentage in effect at any time. Since contributions are limited by dollar amount under Section 402(g) of the Code ($15,500 for 2008), the Section 402(g) limit will apply to stop contributions before a Participant is limited by the Plan’s 30% limit on Compensation, as capped by Section 401(a)(17) of the Code ($230,000 for 2008).

Example: Participant A, age 45, earns $20,000 per month. From January through October 2008, Participant A has a salary reduction election in effect to contribute 5% of Compensation to the Plan. By the end of October, Participant A has contributed $10,000 to the Plan. In October, Participant A decides to maximize her Salary Reduction Contributions for the year up to the Section 402(g) limit. Effective November 1, Participant A increases her contributions to 15% of Compensation. During November and December, Participant A contributes a total of $5,500 to the Plan, reaching the 402(g) limit. (Her Salary Reduction Contributions are capped at the 402(g) limit.) During the year, Participant A has not contributed in excess of 30% of the Section 401(a)(17) limit.

(d) No Other Benefits Conditioned on Salary Reduction Election. No other employee benefit, including, but not limited to, benefits under a defined benefit plan, non-elective employer contributions to a defined contribution plan, the availability, cost, or amount of health benefits, vacations or vacation pay, life insurance, dental benefits, legal services plans, loans (including Plan loans), financial planning services, subsidized retirement benefits, stock options, property subject to Code Section 83, or dependent care assistance, shall be directly or indirectly conditioned upon any Participant making a salary reduction election.

(e) Deposit of Salary Reduction Contributions. The Participating Employers shall deposit Salary Reduction Contributions with the Trustee on the earliest date such contributions can reasonably be segregated from the Participating Employer’s general assets; provided that, except as permitted under U.S. Department of Labor Regulations, Salary Reduction Contributions must be deposited no later than the fifteenth (15th) business day of the month following the month in which such amounts would have been paid to the Participant in cash but for the Participant’s salary reduction election.

(f) No Prefunding of Salary Reduction Contributions. In accordance with Section 1.401(k)-1(a)(3)(iii) of the Treasury Regulations, effective January 1, 2006, the Participating Employers may not make Salary Reduction Contributions prior to the Participant’s 401(k) election and the Participant’s performance of service with respect to which the Salary Reduction Contributions are made. However, this “prefunding” limitation shall not apply to contributions that are made due to bona fide administrative considerations as provided in the Treasury Regulations.

(g) Administrative Procedures. The Administrative Committee shall have the power to adopt reasonable procedures for administering Salary Reduction Contributions. Such procedures may provide for salary reduction elections to be stated as dollar amounts, percentages, or a combination thereof, and may employ measures of compensation other than Compensation as defined in Section 12.12. The procedures may impose reasonable limitations on the amount a Participant may contribute for any pay period, provided such limitations do not unreasonably limit Participants’ opportunities to make the maximum permissible Regular Salary Reduction Contributions and Catch-up Contributions over the course of a Plan Year. The procedures may provide for an Eligible Employee to receive salary reduction election materials within a reasonable time before or after he or she becomes eligible to participate, and thus may defer the effective date of the Eligible Employee’s initial election for a reasonable time after his or her eligibility date to allow for the distribution of election materials and the processing of the initial election. The procedures shall not discriminate in favor of Highly Compensated Employees.

Section 2.2 AmeriMatch Contributions

(a) Amount. The Bank shall match the Salary Reduction Contributions of Bank Participants who have met the eligibility requirements in Section 1.1(c)(i) on a dollar-for-dollar basis on the first 4% of Compensation deferred by the Bank Participant.

(b) Matching by Payroll Periods. AmeriMatch Contributions shall be calculated separately with respect to each payroll period, and the Bank shall true-up the match throughout the Plan Year. On an aggregate basis, the Bank shall contribute the lesser of: (i) 4% of Compensation paid by the Bank year-to-date, or (ii) 100% of the Participant’s Salary Reduction Contributions year-to-date, up to a maximum of 4% of the limit on Compensation in effect for the Plan Year under Section 401(a)(17) of the Code.

Example: Participant A earns $10,000 per payroll period and has an election in place during the first payroll period in 2008 to contribute 15% of Compensation as a Salary Reduction Contribution. For the first 10 payroll periods in 2008, the Bank contributes to the Plan on behalf of Participant A $1,500 as a Salary Reduction Contribution and matches the contribution with an AmeriMatch Contribution of $400. During the 11th payroll period, Participant A reaches the 402(g) limit for 2008 when the Bank contributes $500 as a Salary Reduction Contribution. However, assuming Participant A continues to receive $10,000 per payroll period, the Bank will continue to contribute $400 as an AmeriMatch Contribution for the 11th payroll period and continuing payroll periods until Participant A reaches the maximum match for 2008 of $9,200 (4% x $230,000 = $9,200).

(c) Deposit of AmeriMatch Contributions. The Bank expects to deposit the AmeriMatch Contributions with the Trustee at or about the same time it deposits the Salary Reduction Contributions to which the AmeriMatch Contributions relate. In any event, the Bank will pay the AmeriMatch Contributions to the Trustee no later than the due date, including extensions thereof, for filing the Bank’s tax return for the taxable year with respect to which the AmeriMatch Contributions are made.

Section 2.3 AmeriShare Contributions

(a) Tiered Amount. The Bank shall make AmeriShare Contributions on behalf of Bank Participants who have met the eligibility requirements in Section 1.1(c)(ii) and the annual allocation requirements in Section 2.3(b). AmeriShare Contributions are tiered, discretionary, non-elective contributions. The tiers are based on whole Years of Vesting Service. The Bank will allocate the AmeriShare Contributions among eligible Bank Participants in accordance with the following schedule:

Whole Years of Vesting Service	AmeriShare Contribution
0 - 4 Years	Base Contribution
5 - 9 Years	125% x Base Contribution
10 - 19 Years	137.5% x Base Contribution
20 Years or more	150% x Base Contribution

Currently, the “Base Contribution” is 4% of AmeriShare Compensation.

(b) Annual Allocation Requirements. To be eligible to share in any AmeriShare Contribution for a Plan Year, a Bank Participant must have completed 1000 Hours of Service during the Plan Year and must be employed on the last day of the Plan Year. However, if a Bank Participant terminates employment because of Retirement, death, or Disability, such Bank Participant shall be eligible to share in any AmeriShare Contribution for that Plan Year if the Bank Participant is working at the rate of at least 1000 Hours of Service when the Bank Participant terminates employment.

(c) Deposit of AmeriShare Contributions. The Bank shall pay the AmeriShare Contributions to the Trustee no later than the due date, including extensions thereof, for filing the Bank’s tax return for the taxable year with respect to which the AmeriShare Contributions are made.

Section 2.4 HEIDI Contributions

(a) Amount. For each Plan Year, each HEIDI Employer may determine and make a non-elective HEIDI Contribution, which shall be allocated among the eligible HEIDI Participants in accordance with the rules in Section 2.4(d). Currently, the HEIDI Employers will make a HEIDI Contribution equal to six percent (6%) of the HEIDI Compensation the eligible HEIDI Participant earned from the HEIDI Employer during the Plan Year.

(b) Deposit of HEIDI Contributions. Each HEIDI Employer shall pay its HEIDI Contribution to the Trustee no later than the due date, including extensions thereof, for filing the HEIDI Employer’s tax return for the taxable year with respect to which the contribution is made.

(c) Eligibility to Share in HEIDI Contributions. A HEIDI Participant is eligible to share in the HEIDI Contribution for a Plan Year if the HEIDI Participant (1) is employed by the HEIDI Employer on the last day of the Plan Year, (2) transferred employment during the year to another Participating Employer and remains employed by such other Participating Employer on the last day of the Plan Year, or (3) terminated employment because of Retirement, death or Disability. If a HEIDI Employer terminates its participation in the Plan in accordance with Section 9.2, such HEIDI Employer may make a HEIDI Contribution for the Plan Year in which such termination occurs, in which event all HEIDI Participants who are employed by such HEIDI Employer on the effective date of such termination shall be treated as if they were employed on the last of the Plan Year for purposes of this Section 2.4(c).

(d) Allocation of HEIDI Contributions. Each HEIDI Employer’s HEIDI Contribution shall be allocated among the Accounts of its respective eligible HEIDI Participants, so that each such HEIDI Participant shall receive an allocation equal to the same percentage of his or her HEIDI Compensation as every other eligible HEIDI Participant employed by the same HEIDI Employer for the year. Except for HEIDI Participants returning from Qualified Military Service who are entitled to USERRA contributions under Section 2.7, no HEIDI Participant shall be credited while on leave of absence with deemed HEIDI Compensation for purposes of calculating the HEIDI Contribution.

Section 2.5 Return of Contributions

(a) Mistake of Fact. If a contribution is made because of a mistake of fact, the contribution may be returned within one year after the contribution is made. The amount that may be returned is the amount contributed over the amount that would have been contributed had no mistake of fact occurred. For AmeriShare Contributions, AmeriMatch Contributions, and HEIDI Contributions, earnings on mistaken contributions may not be returned, but losses attributable thereto reduce the amount returned. Mistaken Regular Salary Reduction and Catch-up Contributions shall be adjusted for earnings or losses.

(b) Loss of Deduction. If an AmeriShare Contribution, AmeriMatch Contribution, or HEIDI Contribution is not deductible under the Code, such contribution (to the extent the deduction is disallowed) may be returned to the Bank or HEIDI Employer, as applicable, within one year after the disallowance of the deduction. Earnings on nondeductible contributions may not be returned, but losses attributable thereto reduce the amount returned.

Section 2.6 Rollover Contributions

(a) Direct Rollovers. A Participant or an Eligible Employee (whether or not a Participant) may make a “direct rollover” to the Plan of an “eligible rollover distribution” from: (i) a retirement plan qualified under Section 401(a) of the Code; (ii) an annuity plan described in Section 403(a) of the Code; (iii) an annuity contract described in section 403(b) of the Code; (iv) an individual retirement account or individual retirement annuity described in Section 408 of the

Code; or (v) an eligible Section 457(b) deferred compensation plan established and maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

A “direct rollover” is a direct payment of an eligible rollover distribution by any reasonable means from the trustee or annuity provider of the former plan or arrangement to the trustee of this Plan. An “eligible rollover distribution” means a payment of cash, the full amount of which would otherwise be taxable to the Participant, which is not one of a series of periodic payments, and which is not a payment required to be distributed to the Participant under Section 401(a)(9) of the Code.

The Administrative Committee may adopt reasonable standards and procedures for determining whether a proposed rollover is permissible.

(b) Direct Rollovers of After-Tax Amounts. The Plan may accept direct rollovers of after-tax amounts from retirement plans qualified under Section 401(a) of the Code or from annuity contracts described in Section 403(b) of the Code. The Trustee shall separately account for the after-tax portion of any direct rollover under this Section 2.6(b).

(c) Traditional Rollovers. The Administrative Committee may consider traditional rollovers by Eligible Employees. To protect the tax-qualified status of the Plan, the Administrative Committee may ask the Eligible Employee to provide an opinion of counsel or other evidence to establish that the requirements for a rollover distribution have been satisfied.

Section 2.7 USERRA Rights of Participants Returning from Qualified Military Service

If a Participant returns to employment with a Participating Employer following a leave of absence for Qualified Military Service, the Participant shall be eligible to have his or her military leave of absence counted as employment with the Participating Employer for purposes of Salary Reduction Contributions, AmeriShare Contributions, AmeriMatch Contributions, and HEIDI contributions, as applicable. The Administrative Committee has established written procedures to meet the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”). These procedures establish rules permitting reemployed veterans to make up Salary Reduction Contributions upon their return to employment with a Participating Employer and granting makeup AmeriShare Contributions, AmeriMatch Contributions, and HEIDI contributions for returning Bank Participants and HEIDI Participants, as applicable. The USERRA procedures are incorporated herein by this reference and may be amended at any time without notice and without further amendment to this document.

ARTICLE III

NONDISCRIMINATION RULES; LIMITATIONS ON CONTRIBUTIONS

Section 3.1 Section 401(k) Nondiscrimination Rules (Effective January 1, 2006)

(a) ADP Test. Salary Reduction Contributions are tested for discrimination under the actual deferral percentage (“ADP”) test of Section 401(k)(3)(ii) of the Code. The Plan uses the prior-year ADP testing method, under which the ADP in the current year for the group of Eligible Employees who are HCE’s is compared to the ADP in the previous year for the group of Eligible Employees who were NHCE’s in the previous year. The comparative percentages must satisfy one of the following tests:

(i) 1.25 Test. The ADP for the current Plan Year for the group of Eligible Employees who are HCE’s is not more than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCE’s in the previous Plan Year multiplied by 1.25 [HCE ADP < (NHCE ADP x 1.25)], or

(ii) 2% Spread Test. The excess of the ADP for the current Plan Year for the group of Eligible Employees who are HCE’s is not more than two percentage points greater than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCE’s in the previous Plan Year, and the ADP for the current Plan Year for the group of Eligible Employees who are HCE’s is not more than twice the ADP in the previous Plan Year for the group of Eligible Employees who were NHCE’s in the previous Plan Year [HCE ADP < (NHCE ADP + 2%)] and [HCE ADP < (NHCE ADP x 2)].

(b) ADP Rules.

(i) Groups. The ADP for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Eligible Employee in such group) of (A) the amount of salary reduction contributions allocated to the Eligible Employee’s Account as of a date within such Plan Year to (B) such Eligible Employee’s ADP Compensation for such Plan Year. The ADP of an Eligible Employee who is eligible to but does not elect to have Salary Reduction Contributions made on his or her behalf for a Plan Year is zero.

(ii) Special Rule for HCE’s. The ADP for any Eligible Employees who is an HCE for the Plan Year and who is eligible to have contributions allocated to his or her account under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer shall be determined as if such contributions were made under a single arrangement.

(iii) Lookback. The ADP for the eligible NHCE’s is determined using the actual deferral ratios for the Eligible Employees who were NHCE’s in the previous Plan Year, regardless of whether those NHCE’s are Eligible Employees or NHCE’s in the Plan Year for which the ADP test is being calculated.

(iv) Catch-up Contributions. Catch-up Contributions are not taken into account under the ADP test for any Plan Year.

The provisions of Section 401(k)(3) of the Code and Section 1.401(k)-2 of the Treasury Regulations are incorporated in the Plan by this reference.

(c) Correction of Excess Contributions. Excess contributions are corrected under a four-step process as follows:

(i) Step 1. If the Plan does not satisfy either of the ADP tests for a Plan Year, the dollar amount of excess contributions for each affected HCE shall be calculated in a manner consistent with Section 401(k)(8)(B) of the Code and Section 1.401(k)-2(b)(2) of the Treasury Regulations, which states that the amount of excess contributions for an HCE is the amount (if any) by which such HCE’s contributions must be reduced for the HCE’s actual deferral ratio (“ADR”) to equal the highest permitted ADR for the year. To calculate the highest permitted ADR, the ADR of the HCE with the highest ADR is reduced by the amount required to cause that HCE’s ADR to equal the ADR of the HCE with the next highest ADR. If a lesser reduction would enable the arrangement to satisfy the ADP test after reductions, only this lesser reduction would be used. The process described in this Step 1 must be repeated until the arrangement would satisfy the ADP test after reductions. The sum of all reductions for all HCE’s is the total amount of excess contributions for the Plan Year.

(ii) Step 2. The total amount of excess contributions determined in Step 1 shall be apportioned among the HCE’s in accordance with this Step 2. The contributions of the HCE with the highest dollar amount of contributions taken into account under the ADP test shall be reduced by the amount required to cause that HCE’s contributions to equal the dollar amount of the contributions for the HCE with the next highest dollar amount of contributions taken into account under the ADP test. However, if a lesser apportionment to the HCE would enable the Plan to apportion the total amount of excess contributions, only the lesser apportionment would apply The procedure in this Step 2 must be repeated until the total amount of excess contributions has been apportioned.

(iii) Step 3. The amount of excess contributions apportioned to an HCE must then be adjusted for earnings or losses as follows: The income or loss allocable to such excess contributions shall be the sum of:

(A) the income or loss allocable to the HCE’s Salary Reduction Subaccount for the Plan Year for which the excess contributions occurred multiplied by a fraction, the numerator of which is the HCE’s excess contributions for the Plan Year and the denominator of which is the balance of the HCE’s Salary Reduction Subaccount as of the beginning of the Plan Year plus the HCE’s Salary Reduction Contributions during the Plan Year; and

(B) 10% of the amount determined under (A) above multiplied by the number of whole calendar months between the end of such Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

(iv) Step 4. Within twelve months after the close of the Plan Year in which the excess contribution occurred, the Plan must distribute to each HCE the excess contributions apportioned to the HCE under Step 2 and the allocable income determined under Step 3. To avoid the 10% excise tax under Section 4979 of the Code, the distributions must be made within 2 1/2 months after the close of the Plan Year in which the excess contribution occurred. The distribution shall be designated as a corrective distribution of excess contributions.

(v) Special Rule for Catch-up Contributions. If an HCE who would otherwise receive a corrective distribution is eligible to make Catch-up Contributions for the year in which the excess contributions occurred and if the Catch-up Contributions for such HCE are less than the Catch-up Contribution dollar limit in Section 3.2(b), some or all of the amount that would otherwise be distributed to the HCE shall be recharacterized as a Catch-up Contribution and retained in such HCE’s Account. The amount to be recharacterized and retained shall be equal to the lesser of (1) the difference between the Catch-up Contribution dollar limit for the Plan Year and the HCE’s prior Catch-up Contribution for the Plan Year or (2) the total amount that would otherwise be distributed to the HCE as a corrective distribution.

Section 3.2 Maximum 401(k) Contributions

(a) Dollar Limit on Salary Reduction Contributions. No Participant shall be permitted to make Salary Reduction Contributions during any calendar year in excess of the amount of elective deferrals permitted by Section 402(g)(1) of the Code. The limit is set annually by the IRS and is adjusted for cost-of-living increases. For 2008, the limit is $15,500.

(i) Designation of Excess Elective Deferrals. The 402(g) limit applies to the Participant and is based not only on salary reduction contributions to this Plan but also on “elective deferrals” to any other qualified retirement plan, including plans of other employers. “Elective deferrals” are contributions made to employer-sponsored, qualified retirement plans pursuant to salary reduction agreements and include 401(k) contributions, 403(b) annuity contributions, and elective contributions to SIMPLE plans. Since neither the Participating Employers, the PIC, nor the Administrative Committee has knowledge of a Participant’s elective deferrals to qualified retirement plans of other employers, it is the Participant’s responsibility to monitor this limit with respect to all elective deferrals. If a Participant’s elective deferrals for a Plan Year are in excess of the 402(g) limit, the Participant must choose which plan to allocate the excess to. If the Participant chooses to allocate some or all of the excess to this Plan, the Participant must so notify the Administrative Committee no later than March 1 of the year following the year in which the excess occurred. The Participant’s notice to the Administrative Committee must (a) be in writing, (b) specify the amount of such excess for the preceding year allocated to the Plan, and (c) be accompanied by the Participant’s written statement to the effect that if such amounts are not distributed, such excess (when added to amounts deferred under other qualified retirement plans or arrangements) would exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the contribution occurred. A Participant shall be deemed to have provided the foregoing notice to the Administrative Committee if the Participant’s elective deferrals have exceeded the 402(g) limit taking into account only Salary Reduction Contributions to this Plan and elective deferrals to other plans sponsored by the Participating Employers or an Associate Company.

(ii) Distribution of Excess Elective Deferrals. Any excess elective deferrals allocated to the Plan in accordance with the foregoing paragraph, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than April 15 of the year following the year in which the excess elective deferrals were contributed. The income or loss allocable to such excess elective deferrals shall be the sum of:

(A) the income or loss allocable to the Participant’s Salary Reduction Subaccount for the Plan Year multiplied by a fraction, the numerator of which is the Participant’s excess elective deferrals for the Plan Year and the denominator of which is the balance of the Participant’s Salary Reduction Subaccount as of the beginning of the Plan Year plus the Participant’s Salary Reduction Contributions during the Plan Year; and

(B) 10% of the amount determined under (A) above multiplied by the number of whole calendar months between the end of such Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

(ii) Special Rule for Catch-up Contributions. If a catch-up eligible Participant has made Regular Salary Reduction Contributions in excess of the 402(g) limit but has not made the full amount of Catch-up Contributions permitted under Section 3.2(b), the amount of Regular Salary Reduction Contributions in excess of the 402(g) limit shall be recharacterized as Catch-up Contributions to the extent permitted under Section 3.2(b).

(b) Dollar Limit on Catch-up Contributions. No catch-up eligible Participant shall be permitted to make Catch-up Contributions during any calendar year in excess of the amount permitted under Section 414(v)(2)(B)(i) of the Code, as adjusted for cost-of-living increases. For 2008, the limit is $5,000.

Section 3.3 Section 401(m) Nondiscrimination Rules

(a) ACP Test. AmeriMatch Contributions shall be tested for discrimination under the actual contribution percentage (“ACP”) test of Section 401(m)(2) of the Code. The Plan uses the prior-year ACP testing method, under which the ACP in the current year for the group of Eligible Employees who are HCE’s is compared to the ACP in the previous year for the group of Eligible Employees who were NHCE’s in the previous year. The comparative percentages must satisfy one of the following tests:

(i) 1.25 Test. The ACP for the current Plan Year for the group of Eligible Employees who are HCE’s is not more than the ACP in the previous Plan Year for the group of Eligible Employees who were NHCE’s in the previous Plan Year multiplied by 1.25 [HCE ACP < (NHCE ACP x 1.25)], or

(ii) 2% Spread Test. The excess of the ACP for the current Plan Year for the group of Eligible Employees who are HCE’s is not more than two percentage points greater than the ACP in the previous Plan Year for the group of Eligible Employees who were NHCE’s in the previous Plan Year, and the ACP for the current Plan Year for the group of Eligible Employees who are HCE’s is not more than twice the ACP in the previous Plan Year for the group of Eligible Employees who were NHCE’s in the previous Plan Year [HCE ACP < (NHCE ACP + 2%)] and [HCE ACP < (NHCE ACP x 2)].

(b) ACP Rules.

(i) Groups. The ACP for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Eligible Employee in such group) of (A) the amount of AmeriMatch contributions allocated to the Eligible Employee’s Account as of a date within such Plan Year to (B) such Eligible Employee’s ADP Compensation for such Plan Year.

(ii) Special Rule for the 2008 Plan Year. For the 2008 Plan Year, which is the first year in which AmeriMatch Contributions are made, the ACP for NHCE’s shall be deemed to be 3%.

(iii) Special Rule for HCE’s. The ACP for any Eligible Employees who is an HCE for the Plan Year and who is eligible for matching contributions or employee contributions under more than one plan maintained by a Participating Employer shall be determined as if such contributions were made under a single arrangement.

(iv) Lookback. The ACP for the eligible NHCE’s is determined using the actual contribution ratios for the Eligible Employees who were NHCE’s in the previous Plan Year, regardless of whether those NHCE’s are Eligible Employees or NHCE’s in the Plan Year for which the ACP test is being calculated.

The provisions of Section 401(m)(2) of the Code and Section 1.401(m)-2 of the Treasury Regulations are incorporated in the Plan by this reference.

(c) Correction of Excess Aggregate Contributions. Excess aggregate contributions are corrected under a four-step process as follows:

(i) Step 1. If the Plan does not satisfy either of the ACP tests for a Plan Year, the dollar amount of excess aggregate contributions for each affected HCE shall be calculated in a manner consistent with Section 401(m)(6) of the Code and Section 1.401(m)-2(b)(2) of the Treasury Regulations, which states that the amount of excess aggregate contributions for an HCE is the amount (if any) by which such HCE’s contributions must be reduced for the HCE’s actual contribution ratio (“ACR”) to equal the highest permitted ACR for the year. To calculate the highest permitted ACR, the ACR of the HCE with the highest ACR is reduced by the amount required to cause that

HCE’s ACR to equal the ACR of the HCE with the next highest ACR. If a lesser reduction would enable the arrangement to satisfy the ACP test, only this lesser reduction would be used. The process described in this Step 1 must be repeated until the arrangement would satisfy the ACP test after reductions. The sum of all reductions for all HCE’s is the total amount of excess aggregate contributions for the Plan Year.

(ii) Step 2. The total amount of excess aggregate contributions determined in Step 1 shall be apportioned among the HCE’s in accordance with this Step 2. The contributions of the HCE with the highest dollar amount of contributions taken into account under the ACP test shall be reduced by the amount required to cause that HCE’s contributions to equal the dollar amount of the contributions for the HCE with the next highest dollar amount of contributions taken into account under the ACP test. However, if a lesser apportionment to the HCE would enable the Plan to apportion the total amount of excess aggregate contributions, only the lesser apportionment would apply The procedure in this Step 2 must be repeated until the total amount of excess aggregate contributions has been apportioned.

(iii) Step 3. The amount of excess aggregate contributions apportioned to an HCE must then be adjusted for earnings or losses as follows: The income or loss allocable to such excess contributions shall be the sum of:

(A) the income or loss allocable to the HCE’s AmeriMatch Subaccount for the Plan Year for which the excess aggregate contributions occurred multiplied by a fraction, the numerator of which is the HCE’s excess aggregate contributions for the Plan Year and the denominator of which is the balance of the HCE’s AmeriMatch Subaccount as of the beginning of the Plan Year plus the HCE’s AmeriMatch Contributions for the Plan Year; and

(B) 10% of the amount determined under (A) above multiplied by the number of whole calendar months between the end of such Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

(iv) Step 4. Within twelve months after the close of the Plan Year in which the excess aggregate contributions occurred, the Plan must distribute to each HCE the excess aggregate contributions apportioned to the HCE under Step 2 and the allocable income determined under Step 3. To avoid the 10% excise tax under Section 4979 of the Code, the distributions must be made within 2 1/2 months after the close of the Plan Year in which the excess aggregate contributions occurred. The distribution shall be designated as a corrective distribution of excess aggregate contributions.

Section 3.4 Section 415 Limitations

(a) Annual Additions. For each Plan Year, “Annual Additions” to the Plan (plus “Annual Additions” to any other defined contribution plan that a Participating Employer maintains) on behalf of each Participant may not exceed the lesser of $40,000 (adjusted for cost-of-living increases under Section 415(d) of the Code ($46,000 for 2008)) or 100% of the

Participant’s 415 Compensation for the Plan Year. “Annual Additions” means the sum credited to a Participant’s Account for a Plan Year of:

•	all employer contributions (including Salary Reduction Contributions),

•	all Employee contributions (none are currently allowed),

•	forfeitures,

•

with respect to “Key Employees” only, as defined in Section 11.1(a), amounts contributed to a 401(h) account in a defined benefit plan or to a qualified asset account in a welfare benefit fund to provide postretirement medical benefits to or on behalf of the Key Employee, except that the 100% limitation on Annual Additions shall not apply to any amounts treated as Annual Additions under this paragraph.

Catch-up Contributions and assets transferred or rolled over from another qualified plan are not Annual Additions. Furthermore, the reinvestment of dividends on Company Stock held in the Company Stock Fund, described in Sections 4.3(a) and (e), the allocation of a restorative payment, described in Section 1.415(c)-1(b)(2)(ii)(C) of the Treasury Regulations, and the repayment of a Plan loan are not Annual Additions. However, Annual Additions include excess Salary Reduction Contributions and excess aggregate contributions for a Plan Year that are subsequently distributed to a Participant pursuant to Section 3.1(c) and 3.3(c), as applicable. Annual Additions also include Salary Reduction Contributions that exceed the limits of Section 402(g) of the Code, except to the extent such excess amounts are refunded to the Participant by April 15 of the following Plan Year.

(b) Section 415 Aggregation Rules. In applying the limitations of Section 415 of the Code, all defined contribution plans (whether or not terminated) of a Participating Employer (or a predecessor employer, as defined in Section 1.415(f)-1(c) of the Treasury Regulations) under which the Participant has received Annual Additions shall be treated as one plan, and the term “Participating Employer” shall include the Company and all corporations that are members of the same controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), affiliated service groups (as defined in Code Section 414(m)), and any other entity required to be aggregated with the Company under Code Section 414(o).

ARTICLE IV

ACCOUNTING AND INVESTMENTS

Section 4.1 Assets To Be Held by Trustee

All assets of the Plan shall be held and invested by the Trustee pursuant to the Trust Agreement and the rules set forth in this Article IV.

Section 4.2 Accounting and Expenses

The Trustee or an affiliate of the Trustee shall maintain accurate accounting of each Participant’s interest in the Plan in accordance with the Trust Agreement or separate record keeping agreement.

(a) Subaccounts. Although the total interest of a Participant in the Plan is reflected in or expressed as his or her Account, the Trustee may maintain Subaccounts to reflect different sources of contributions to a Participant’s Account. For example, all Salary Reduction Contributions and any other 401(k) monies must be separately accounted for to ensure that the distribution restrictions under Section 401(k) are complied with. As of January 1, 2008, the Trustee maintains the following Subaccounts with respect to Participant Accounts:

•	Salary Reduction

•	Rollover

•	AmeriShare

•	Employer ASB

•	IRA

•	Employer HEISOP

•	After-Tax Rollover

•	Participant Voluntary

•	HEI Diversified Plan (“HEIDI”)

•	AmeriMatch

•	Employer Supplemental

•	Voluntary HEISOP

•	Employee Pre-Tax Catch-up

•	Employer BIA

The Subaccounts may be changed by agreement between the PIC and the Trustee.

(b) Valuation of Accounts. The Account and Subaccounts of each Participant shall be valued at the end of each day that the New York Stock Exchange is open (each, a “valuation date”). All distributions, withdrawals, and Plan loans shall be based on the value of a Participant’s Account as of the last valuation date.

(c) Expenses. To the extent not paid by the Participating Employers, all costs and expenses of the Plan and any taxes assessed against the Plan shall be paid from the Plan. Each Participant may be assessed a recordkeeping fee by the Trustee with respect to his or her Account. Other fees and expenses paid from the Plan shall be allocated among Accounts as determined by the Administrative Committee, which shall have the authority, in its discretion, to cause fees and expenses that are properly allocable to particular, individual Accounts to be charged directly to such Accounts and to cause fees and expenses that are not so allocable to be allocated among all Accounts in a reasonable manner determined by the Administrative Committee. The Administrative Committee shall maintain and make available, or ensure that the Trustee maintains and makes available, a current fee schedule for routine fees and expenses that the Administrative Committee has determined to be directly chargeable to the Accounts of particular Participants and Beneficiaries; provided, however, that the Administrative Committee may cause specific expenses to be allocated directly to one or more particular Accounts if the Administrative Committee determines that such allocation is reasonable and appropriate under applicable law and administrative guidance, even if such expenses are not listed on the fee schedule.

Section 4.3 Investment of Accounts

(a) Broad Range of Investments. The Plan offers a broad range of investment funds, including, but not limited to, mutual funds managed by an affiliate of the Trustee and other companies, a money market account at American Savings Bank, F.S.B., and an employer stock fund that invests primarily in common stock of the Company (the “Company Stock Fund”). The PIC may change the investment funds offered at any time. A prospectus describing the Plan and the investment risks associated with an investment in the Plan is available to Participants. Appendix A to such prospectus describes the investment funds offered under the Plan. Prospectuses are also available for the mutual fund options.

(b) Participant Direction. Each Participant is responsible for investing all of his or her Account. A Participant exercises his or her investment responsibility by choosing from among the investment funds offered. Participants are responsible for educating themselves regarding the investment funds available to them. Initial investment choices and subsequent changes are made directly with the Trustee via the telephone or internet. The PIC is authorized to establish additional rules to regulate or restrict investment elections. The Trustee and the mutual funds may impose their own rules and restrictions with respect to investments, including imposing redemption fees and penalties to restrict certain trading practices. Investment elections and exchanges under the Plan are subject to all such rules, restrictions, fees, and penalties.

(c) Qualified Default Investment Alternative. Effective August 1, 2007, if a Participant does not choose an investment option for any portion of the Participant’s Account, the Participant shall be deemed to have chosen the appropriate target-date Fidelity Freedom Fund (“Target Fund”) as the investment option applicable to the non-directed portion of the Participant’s Account. (Prior to August 1, 2007, the default investment was the American Savings Bank, F.S.B. Money Market Account.) It is intended that the Target Funds shall meet the requirements to be a “qualified default investment alternative,” as defined in U.S. Department of Labor (“DOL”) Regulations implementing Section 404(c)(5) of ERISA.

(d) Section 404(c) Plan. The Plan is intended to constitute a plan described in Section 404(c) of ERISA and the DOL Regulations thereunder. Under Section 404(c) of ERISA, fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of a Participant’s or Beneficiary’s exercise of control over investments in the Participant’s Account. This means that each Participant bears the risks and rewards of the Participant’s own investment decisions. Investment losses may occur based on those decisions. Neither the Participating Employers nor their officers and directors, the PIC, the Administrative Committee, the Trustee, nor any of their representatives insure or otherwise guarantee the performance of any investment fund offered under the Plan.

(e) Company Stock Fund

(i) ESOP Status. The portion of the Plan comprising the Company Stock Fund is an “employee stock ownership plan” (“ESOP”), as defined in Section 4975(e)(7) of the Code. The Company Stock Fund is a unitized fund that is invested primarily in common stock of the Company.

(ii) Voting of Shares. Each Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of common stock of the Company represented by units in the Company Stock Fund credited to the Participant’s Account. Participant ownership of Company stock and voting by Participants with respect to such stock shall be kept confidential in accordance with procedures approved by the PIC. The Trust Agreement sets forth the responsibilities of the Company, the PIC, and the Trustee with respect to notification to Participants of annual or special meetings, the means of communicating directions, and the voting of shares for which no direction is received by the Trustee. The Trust Agreement, as it may be amended, shall be followed by the Trustee in performing its responsibilities with respect to common stock of the Company held by the Plan.

(iii) Tender Offers. In the event of a tender offer or other situation that involves the potential for undue influence, tabulation of Participant votes shall be controlled by the Trustee in accordance with the terms of the Trust Agreement.

(iv) Section 16 Insiders. With respect to a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (an “Affected Participant”), the provisions of the Plan and all transactions hereunder are intended and shall be construed and applied so as to comply with all applicable requirements and conditions for exemption under Rule 16b-3 or any successor rule. In this regard, an Affected Participant’s investment election directing the investment, disposition, or reinvestment of the Participant’s Account in the Company Stock Fund shall be structured to meet the requirements for a “discretionary transaction” under Title 17, Section 240.16b-3(f) of the Code of Federal Regulations. Specifically, the Affected Participant shall be allowed to make such investment election with respect to the acquisition or disposition of an interest in the Company Stock Fund only if such election is made on or after the date that is six months following the date of the most recent investment election for an “opposite way” transaction under any employee benefit plan sponsored by a Participating Employer or Associated Company. For this purpose, an “opposite way” transaction means a previous acquisition if the current transaction is a disposition, and vice versa. However, an acquisition or disposition of an interest in the Company Stock Fund resulting from an election to receive, or defer the receipt of, Company stock or cash in connection with the death, Disability, Retirement, or termination of service of the Participant falls outside the meaning of a “discretionary transaction” under Rule 16b-3(f), and shall not be subject to, or considered in applying, the above six-month election restriction.

(v) Change in Shares. If the outstanding shares of common stock of the Company are decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of common stock or other securities through merger, consolidation, sale of all or substantially all the assets of the Company, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of common stock or other securities, an appropriate and proportionate adjustment may be made to the maximum number and kind of shares or other securities that are subject to an effective registration statement filed with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended. Any adjustment under this paragraph shall be subject to the requirements of applicable federal and state securities laws and regulations.

(vi) Purchase and Sale of Shares. All purchases of Company stock by the Trustee shall be made at a price that does not exceed the fair market value of such Company stock as of the date of purchase. Purchases may be made directly with the Company or on the open market. The PIC may direct the Trustee to sell or resell shares of Company stock to any person, including the Company or any Participating Employer, at a price that is not less than the fair market value of such Company stock as of the date of sale. Any such sale shall be made in conformance with Section 408(e) of ERISA.

(vii) Diversification. Subject to Section 4.3(e)(iv) and applicable trading restrictions imposed by the PIC, the Trustee, or an investment fund, Participants are free to diversify the investments of their Accounts at all times.

(viii) Dividends. Dividends on Company stock held in the Company Stock Fund shall be paid to the Trustee and allocated among Participants in accordance with their Account balances invested in the Company Stock Fund. Each Participant’s allocable share of each such dividend payment shall, at the election of the Participant, be either (A) paid to the Participant in cash, or (B) reinvested in the Company Stock Fund for the benefit of the Participant and held as part of such Participant’s Account. Such Participant elections and cash payments shall be made in accordance with procedures established by the Administrative Committee. The Administrative Committee may establish reasonable restrictions on the right to receive dividends in cash, including a reasonable minimum amount for such distributions and a reasonable deadline prior to each dividend distribution for making elections. If a Participant does not affirmatively elect to receive a dividend in cash, he or she shall be deemed to have elected reinvestment of such dividend. Any payment of cash dividends to the Participants (or Beneficiaries) shall be accounted for as if the Participants (or Beneficiaries) receiving the dividends were direct owners of the shares of Company stock, and the payment shall not be treated as a Plan distribution for purposes of Article VI.

Section 4.4 General Investment Powers of the PIC

(a) General. The PIC may authorize or direct investments in any investment permitted under ERISA and agreed to by the Trustee. The PIC may remove the authority given to Participants to direct the investments in their own Accounts, in which case the PIC or other fiduciary will be responsible for the investments in Participant Accounts.

(b) Investment Managers. The PIC may contract with one or more investment managers for the management of all or a portion of the Plan’s assets in accordance with the requirements of ERISA. An investment manager must be registered as an investment adviser under the Investment Advisers Act of 1940 or otherwise meet the requirements of section 3(38)(B) of ERISA, and an investment manager must acknowledge in writing that the investment manager is a fiduciary of the Plan. The PIC may remove or replace an investment manager, as the PIC deems appropriate, in accordance with the applicable investment management contract.

(c) Company Stock and Bank Deposits. Subject to the limitations in Sections 407 and 408 of ERISA, up to 100% of the assets of the Plan may be invested in (i) common stock of the Company or (ii) the American Savings Bank, F.S.B., Money Market Account or other bank deposits of American Savings Bank that bear a reasonable rate of interest.

(d) Common and Collective Trust Funds. A transaction may be made between the Plan (including a trust or insurance contract forming a part thereof) and (i) a common or collective trust fund or pooled investment fund maintained by a party in interest (as such term is defined in ERISA) that is a bank or trust company supervised by a state or federal agency or (ii) a pooled investment fund of an insurance company qualified to do business in a state, if (A) the transaction is a sale or purchase of an interest in such fund, and (B) the bank, trust company, or insurance company receives not more than reasonable compensation.

(e) 81-100 Trusts. Assets of the Plan may be invested in a group trust qualifying for exemption from tax under Section 501(a) of the Code in accordance with Revenue Ruling 81-100, as modified by Revenue Ruling 2004-67, (an “81-100 Trust”). To the extent any assets of the Plan are invested in an 81-100 Trust, the provisions of the trust agreement governing the 81-100 Trust, as amended from time to time, and the trust thereby created, are hereby adopted as part of this Plan and the trust hereunder with respect to Plan assets invested therein.

Section 4.5 Plan Loans to Active Participants

A Plan loan program is available to Participants who are actively employed by a Participating Employer. Participants who are no longer actively employed by a Participating Employer may access their Accounts through distributions in accordance with the provisions of Article VI. The loan program is administered by the Trustee in accordance with procedures approved by the Administrative Committee. The loan procedures are incorporated herein by this reference and may be amended at any time without notice and without further amendment to the Plan. If there is any conflict between the loan procedures and this Section 4.5, the loan procedures shall control.

(a) Loan Sources. Plan loans may be taken only from the following Subaccounts: Salary Reduction, AmeriMatch, Participant Voluntary, Rollover, Employer ASB, Employer BIA, Employee Pre-Tax Catch-up, and After-Tax Rollover.

(b) Application Procedures. A Participant wishing to obtain a loan may initiate the process with the Trustee by telephone or internet. The Participant has thirty days after initiating the loan to complete the loan application process. If the process is not completed within thirty days, the Participant must reinitiate the process. The loan application includes a promissory note and security agreement.

(c) Maximum Loan Amount. The maximum amount which may be borrowed by any Participant is the lesser of:

(i) 50% of the Participant’s vested Account balance, or

(ii) $50,000, reduced by the excess (if any) of:

(A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made, minus

(B) the outstanding balance of loans from the Plan on the date the loan is made.

(d) Minimum Loan Amount. Loans will not be permitted for less than $1,000.

(e) Repayment Terms. Loans must be repaid within five years, unless the Participant establishes that the loan proceeds are to be used to buy the Participant’s principal residence, in which case the Administrative Committee may agree to a repayment period of up to fifteen years. The principal residence exception to the five-year repayment rule does not apply to loans for the improvement of a Participant’s principal residence. A Participant seeking a loan must agree to have the loan repaid by payroll deduction. If a Participant has terminated employment, or is on a leave of absence other than for Qualified Military Service and is not receiving sufficient Compensation to cover the loan payments, the Participant must make loan payments directly to the Trustee. Interest shall be paid as it accrues, with level amortization.

(f) Purposes for Which Loans May Be Granted. A Participant may have up to two loans outstanding without restriction on the use of the loan proceeds, provided the maximum loan amount is not exceeded. Under no circumstances shall the Administrative Committee or the Trustee administer the loan program in a manner that is more favorable to Participants who are HCE’s than to other Participants.

(g) Interest Rates. The interest rate charged for Plan loans during any calendar month shall be one percentage point above the Federal Reserve prime rate of interest as of the last working day of the month preceding the month in which the loan is made. The Administrative Committee has the authority, in its discretion, to revise the interest rate charged on Plan loans, in which event the interest rate so determined by the Administrative Committee shall apply to Plan loans made thereafter in lieu of the interest rate set forth herein.

(h) Collateral. The loan shall be secured by 50% of the Participant’s vested Account balance at the time the loan is approved.

(i) Repayment Upon Distribution. If a Participant or Beneficiary applies for or otherwise becomes entitled to an immediate distribution in accordance with Article VI of the Plan upon the Participant’s severance from employment, Retirement, Disability, or death

(including the automatic distribution of a small Account balance without the Participant’s consent), the unpaid balance of any outstanding loan shall be due and payable in full immediately prior to such distribution. If repayment is not made in full prior to the distribution, the Participant’s Account shall be reduced or offset by the unpaid balance when the distribution is made. The offset amount will be part of the taxable distribution to the Participant or Beneficiary.

(j) Default. Default will occur if the Participant fails to make a payment within ninety (90) days of when the payment was due. If there is a default, the following will occur:

•

The principal amount of the loan plus interest accrued through the date of default will be a deemed distribution, subject to all applicable taxes. The Trustee will issue Internal Revenue Service Form 1099-R to the Participant, reflecting the deemed distribution.

•	Although the default will be a deemed distribution, the Trustee will not reduce the Participant’s Account until a distributable event occurs under the terms of the Plan.

•	The Participant will not be able to take another Plan loan until the Participant repays the balance of the defaulted loan (with interest).

(k) Leaves of Absence. Generally, repayments must continue in a timely manner during an authorized leave of absence. However, the repayment of any Plan loan may be suspended while the Participant is on leave for Qualified Military Service. The USERRA procedures adopted by the Administrative Committee contain rules with respect to suspension of loan payments.

(l) Self-Directed Investment. As with all other Plan investments, a Plan loan is a self-directed investment. In accordance with Section 4.2(c), the reasonable expenses of a loan may be charged against the Participant’s Account. Interest and principal paid on a loan will be credited solely to the Participant’s Account, and any loss suffered by reason of default or otherwise will be borne solely by the Participant’s Account.

ARTICLE V

VESTING AND FORFEITURES

Section 5.1 Vesting

Vesting determines the portion of the Participant’s Account that the Participant is entitled to receive when a distributable event occurs, such as Retirement or other severance from employment. Any portion of a Participant’s Account that is not vested upon severance from employment shall be forfeited in accordance with the rules in Section 5.2.

(a) Immediate Vesting in All Subaccounts Other than AmeriShare Subaccounts and HEIDI Subaccounts

Each Participant shall always be 100% vested in all the Participant’s Subaccounts other than an AmeriShare Subaccount or HEIDI Subaccount.

(b) Vesting in AmeriShare Subaccounts

(i) Termination of Employment Prior to Death, Disability, or Attainment of Normal Retirement Age. AmeriShare Contributions and their earnings are not immediately vested when made. Rather, for a Bank Participant who terminates employment with the Participating Employers prior to death, Disability, or the attainment of Normal Retirement Age, vesting in the Bank Participant’s AmeriShare Subaccount is determined under the following schedule:

Years of Vesting Service	Vested Percentage
Less than 2 Years	0%
2 Years	25%
3 Years	50%
4 Years	75%
5 or more Years	100%

(ii) Death, Disability, or Attainment of Normal Retirement Age. If a Bank Participant reaches Normal Retirement Age while employed by a Participating Employer or terminates employment with the Participating Employers because of death or Disability, the Bank Participant shall be 100% vested in his or her total Account, including any AmeriShare Subaccount, regardless of the Bank Participant’s Years of Vesting Service.

(c) Vesting in HEIDI Subaccounts

(i) Termination of Employment Prior to Retirement, Death, or Disability. HEIDI Contributions and their earnings are not immediately vested when made. Rather, for a HEIDI Participant who terminates employment with the Participating Employers prior to Retirement, death, or Disability, vesting in the HEIDI Participant’s HEIDI Subaccount is determined under the following schedule:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2 or more Years	100%

(ii) Retirement, Death, or Disability. If a HEIDI Participant Retires or terminates employment with the Participating Employers because of death or Disability, the HEIDI Participant shall be fully vested in his or her total Account, including any HEIDI Subaccount, regardless of the HEIDI Participant’s Years of Vesting Service.

(d) Calculation of Years of Vesting Service. For full-time Bank Participants and regular, full-time HEIDI Participants, Years of Vesting Service are calculated using the elapsed time method, which is based on periods of employment. For part-time and peak-time Bank Participants and part-time HEIDI Participants, Years of Vesting Service are calculated under the general method, which is based on Hours of Service.

(i) Full-Time Bank and HEIDI Participants. For full-time Bank Participants and regular, full-time HEIDI Participants, vesting service is granted for the period of time beginning on the date such Bank Participant or HEIDI Participant first performs one Hour of Service for a Participating Employer or Associated Company and ending on the date the Bank Participant or HEIDI Participant severs from service with all Participating Employers and Associated Companies. A Participant “severs from service” on the earlier of (i) the date the Participant quits, Retires, is discharged, or dies, or (ii) the first anniversary of the first day of absence for any other reason (e.g., Disability, vacation, or leave of absence).

(A) Reemployment. If a former full-time Bank Participant or HEIDI Participant is reemployed by a Participating Employer or Associated Company, vesting service shall be granted for the period of time beginning on the date such Bank Participant or HEIDI Participant is reemployed and ending on the date such Bank Participant or HEIDI Participant subsequently severs from service with all the Participating Employers and Associated Companies. If such Bank Participant or HEIDI Participant is reemployed within the 12-consecutive month period following the date on which the Bank Participant or HEIDI Participant severs from service, vesting service shall also be granted for the interim period.

(B) Maternity and Paternity Absences. If a full-time Bank Participant or HEIDI Participant is absent from work for any period (a) by reason of pregnancy, the birth of a child, or the placement of a child in connection with such Bank Participant’s or HEIDI Participant’s adoption of the child or (b) for purposes of caring for such child for a period beginning immediately following such birth or adoption, the full-time Bank Participant or HEIDI Participant shall be credited with additional vesting service equal to the lesser of such period or twelve months. The severance from service date for a full-time Bank Participant or HEIDI Participant who is absent from work beyond the first anniversary of the first day of maternity or paternity absence shall be the second anniversary of the first day of such absence. The period between the first and second anniversaries shall not be regarded as a period of service or a period of severance.

(C) Other Leaves of Absence. With respect to leaves of absence other than maternity or paternity, vesting service shall be granted for:

(1) Military Leave. The period of time spent on leave for Qualified Military Service. If a full-time Bank Participant or HEIDI Participant on leave for Qualified Military Service does not return to covered employment within five years after the completion of the Qualified Military Service, no additional vesting credit shall be granted for the period of the Qualified Military Service.

(2) Authorized Personal Leave. Personal leave of absence authorized by a Participating Employer that is not in excess of one year. In determining leaves of absence, a Participating Employer must act in a nondiscriminatory manner.

(3) Curtailment of Work. A period of absence because of curtailment of work, not to exceed six months, provided the full-time Bank Participant or HEIDI Participant returns to employment within two weeks after notification by a Participating Employer that work is available.

(D) Special Five-Year Break-in-Service Rule. If a full-time Bank Participant or HEIDI Participant incurs five consecutive One-Year Breaks in Service, vesting service credited subsequent to such One-Year Breaks in Service shall be disregarded for purposes of determining the vesting percentage in AmeriShare Contributions or HEIDI Contributions before such One-Year Breaks in Service.

(ii) Part-Time and Peak-Time Bank Participants and Part-Time HEIDI Participants. A part-time or peak-time Bank Participant and a part-time HEIDI Participant earns one Year of Vesting Service for each Plan Year in which such Bank Participant or HEIDI Participant is credited with 1000 Hours of Service, beginning with the Plan Year in which the part-time or peak-time Bank Participant or part-time HEIDI Participant first performs one Hour of Service for a Participating Employer or Associated Company.

(A) One-Year Break in Service. If a part-time or peak-time Bank Participant or part-time HEIDI Participant incurs a One-Year Break in Service, which can occur even while the Bank Participant or HEIDI Participant remains employed by the Participating Employer, the part-time or peak-time Bank Participant’s or part-time HEIDI Participant’s vested interest in any AmeriShare Subaccount or HEIDI Subaccount, as applicable, shall be affected as follows:

(1) Special Five-Year Break-in-Service Rule. If a part-time or peak-time Bank Participant or part-time HEIDI Participant incurs five consecutive One-Year Breaks in Service, such Bank Participant’s or HEIDI Participant’s Years of Vesting Service after such five-year break shall not be taken into account for purposes of determining such Bank Participant’s or HEIDI Participant’s vested interest in AmeriShare Contributions or HEIDI Contributions, as applicable, made prior to the break.

(2) One-Year Break in Service for Part-time and Peak-time Participants, Defined. For a part-time or peak-time Bank Participant or a part-time HEIDI Participant, a “One-Year Break in Service” means a calendar year during which the part-time or peak-time Bank Participant or part-time HEIDI Participant does not complete more than 500 Hours of Service. If a part-time or peak-time Bank Participant or part-time HEIDI Participant is absent from work because of the pregnancy of the Participant, the birth of the Participant’s child, the adoption of a child by the Participant, or for purposes of caring for a new child immediately following its birth or adoption, the Participant shall receive credit for up to 501 Hours of Service, which shall be counted under the Plan solely to determine whether a One-Year Break in Service has occurred. Hours of Service for maternity/paternity leave shall be credited at the normal rate of Hours worked by the Participant, or, if there is no normal rate, at the rate of eight (8) Hours of Service per day of absence (up to 501 Hours). These Hours of Service shall be credited to the Plan Year in which the paternity/maternity absence begins if necessary to prevent a One-Year Break in Service in such Plan Year; otherwise, the Hours shall be credited to the immediately following Plan Year.

(B) Special Reemployment Rule for HEIDI Participants. Following a One-Year Break in Service, a part-time HEIDI Participant’s Years of Vesting Service prior to the break will not be taken into account in determining the HEIDI Participant’s vested interest in HEIDI Contributions made after the break until such HEIDI Participant has again completed one Year of Vesting Service.

(e) Change in Status. If a part-time or peak-time Bank Participant or part-time HEIDI Participant transfers to full-time status, the part-time or peak-time Participant’s Years of Vesting Service shall consist of the number of Years of Vesting Service credited to such Participant prior to the Plan Year in which the change in status occurred, plus the greater of (1) the Vesting Service that would be granted under the elapsed time method for the Plan Year in which the change in status occurred or (2) the Vesting Service that would be taken into account under the general method of counting Hours of Service as of the date the change in status occurred. In Plan Years after the change in status, the former part-time or peak-time Bank Participant or part-time HEIDI Participant shall have his or her Years of Vesting Service credited under the elapsed time method.

If a full-time Bank Participant or HEIDI Participant transfers to part-time or peak-time status, the Participant shall receive vesting credit for the number of full Years of Vesting Service credited under the elapsed time method as of the date of the transfer. Plus, for any partial Year of Vesting Service credited under the elapsed time method as of the date of the transfer, the Participant shall be credited with 190 Hours of Service for each month that the Participant would have been credited with one Hour of Service if Hours had been counted. These converted Hours of Service shall be credited to the Plan Year in which the transfer occurs. After the change in status, the Participant shall have his or her Years of Vesting Service determined based on the general method of counting Hours of Service, as set forth in Section 5.1(d)(ii).

(f) Employment with Associated Companies. If a Bank Participant or HEIDI Participant is at any time employed by an Associated Company, such employment shall be treated as employment by the Bank or a HEIDI Employer for purposes of determining such individual’s vesting service.

(g) Pre-participation Service Recognized Under the American Savings Bank Retirement Plan. To the extent pre-participation service with an employer acquired by the Bank was recognized under the American Savings Bank Retirement Plan for purposes of vesting, such pre-participation service shall also be recognized under this Plan for purposes of vesting.

Section 5.2 Forfeitures

(a) Forfeiture of AmeriShare Contributions. If a Bank Participant terminates employment with the Participating Employers without being 100% vested in his or her AmeriShare Subaccount, the nonvested portion of the Bank Participant’s AmeriShare Subaccount shall be forfeited at the time the vested portion of the Bank Participant’s Account is distributed or, if earlier, at the end of the period in which the Bank Participant has incurred five (5) consecutive One-Year Breaks in Service. A Bank Participant with a 0% vested interest in AmeriShare Contributions and the earnings thereon shall be deemed to have received a distribution of the vested portion of the Bank Participant’s AmeriShare Subaccount upon termination of employment, causing an immediate forfeiture of any AmeriShare Contributions and the earnings thereon credited to such Participant’s Account.

(b) Restoration of Forfeited AmeriShare Subaccounts. Any forfeiture from an AmeriShare Subaccount may be restored if the Bank Participant is reemployed by a Participating Employer before the Bank Participant incurs five (5) consecutive One-Year Breaks in Service and the Bank Participant repays the full amount of any distribution made to the Bank Participant from the Bank Participant’s AmeriShare Subaccount after the Participant terminated employment. The Bank Participant shall have five years from the date of reemployment to make the necessary repayment. If the Bank Participant makes the repayment, the exact amount forfeited shall be restored to the Bank Participant’s AmeriShare Subaccount, without adjustment for interest or any earnings or losses for the interim period. If the forfeiture occurred because the Bank Participant had a 0% vested interest in his or her AmeriShare Subaccount, the restoration shall occur when the Bank Participant has completed one Year of Vesting Service upon return to employment with the Participating Employers. Any forfeited amounts that must be restored shall be restored first from current forfeitures from AmeriShare Subaccounts or second from an additional contribution by the Bank.

(c) Forfeiture of HEIDI Contributions. If a HEIDI Participant terminates employment with the Participating Employers with a 0% vested interest in a HEIDI Subaccount,

the HEIDI Subaccount shall be forfeited after the HEIDI Participant incurs five (5) consecutive One-Year Breaks in Service.

(d) Use of Forfeitures to Reduce Employer Contributions. Forfeited AmeriShare Subaccounts that are not used to restore amounts previously forfeited under Section 5.2(b) shall be used to reduce the Bank’s AmeriShare and AmeriMatch Contributions for the Plan Year in which the forfeiture occurred. If the AmeriShare forfeitures for a Plan Year exceed the AmeriShare Contribution and AmeriMatch Contributions for such Plan Year, the excess shall be held in a suspense account and used to reduce AmeriShare Contributions and AmeriMatch Contributions in succeeding years. Forfeited HEIDI Subaccounts shall be used to reduce the HEIDI Employers’ HEIDI Contributions for the Plan Year in which the forfeiture occurred. If the HEIDI forfeitures for a Plan Year exceed the HEIDI Contributions for such Plan Year, the excess shall be held in a suspense account and used to reduce HEIDI Contributions in succeeding years.

(e) Restoration of Forfeitures from BIA Plan. If an individual was a participant in the Bishop Insurance Agency of Hawaii, Inc. 401(k) Profit Sharing Plan (the “BIA Plan”) before the BIA Plan was merged into this Plan and such individual terminated employment and incurred a forfeiture of all or part of his or her individual account in the BIA Plan on or before December 31, 2001, the individual may be entitled to restoration of the forfeited amount if he or she subsequently becomes an Employee of a Participating Employer. The forfeited amount will be restored only if (i) the individual becomes an Employee before he or she has incurred five consecutive One-Year Breaks in Service (applied as if Bishop Insurance Agency of Hawaii, Inc. had been a Participating Employer at all relevant times), and (ii) the Employee repays any amount distributed to him or her from the BIA Plan within five years from the date he or she becomes an Employee. Any amount restored pursuant to this subsection shall be fully vested from the time of such restoration.

ARTICLE VI

PAYMENT OF VESTED BENEFITS

Section 6.1 Severance from Employment

A Participant may apply for and receive a distribution of his or her vested Account balance (determined as of the most recent valuation date preceding the distribution and reduced for any outstanding Plan loan) as soon as administratively feasible following the Participant’s severance from employment.

Section 6.2 Small Account Balances

Effective March 28, 2005, if a Participant’s vested Account balance is $1,000 or less (determined without regard to source), the Participant’s vested Account balance shall be distributed to the Participant in a single sum as soon as administratively practicable following the Participant’s severance from employment. No consent of the Participant or Participant’s spouse is required for this involuntary cashout to be made. If a Participant’s vested Account balance is more than $1,000 but less than or equal to $5,000 and if the Participant does not elect to have the Participant’s Account balance rolled over in a direct rollover or distributed to the Participant, the Participant’s Account balance shall automatically be rolled over into an individual retirement account designated by the Administrative Committee. If a Participant’s vested Account balance exceeds $5,000 (disregarding any amounts attributable to Rollover Contributions), no distribution may be made to the Participant before the Participant reaches Normal Retirement Age without the consent of the Participant.

Section 6.3 Statutory Commencement Date

Benefits must commence no later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

(a)	the Participant reaches Normal Retirement Age,

(b)	the Participant reaches the tenth anniversary of the year in which the Participant commenced participation in the Plan, or

(c)	the Participant severs employment.

Notwithstanding the foregoing, subject to Section 6.8, a Participant must make a claim for benefits and complete the proper distribution processes before benefits will commence under this Section 6.3.

Section 6.4 Forms of Benefit Following Severance from Employment

The forms of benefit available to Participants and Beneficiaries following severance from employment are:

(a)	a single sum (also known as a lump sum) payable as soon as administratively feasible following completion of all applicable distribution forms;

(b)	an installment option with respect to HEISOP Subaccounts only, as described in Section 6.5;

(c)	periodic payments of required minimum distributions only, as described in Section 6.6; and

(d)	a partial withdrawal of the Participant’s vested Account balance (reduced by any outstanding loan balance) as elected by the Participant. A Participant may elect a partial withdrawal no more than once in any Plan Year.

All distributions shall be in cash, except that a Participant’s investment in the Company Stock Fund shall be converted to an equivalent number of shares of common stock of the Company. However, a Participant may elect to receive cash in lieu of common stock (and shall be deemed to have made such an election with respect to any automatic distribution of $5,000 or less, in accordance with Section 6.2, unless the Participant affirmatively elects to receive the distribution in the form of Company stock before the automatic distribution is made). The value of any fractional share of stock shall be paid in cash.

Materials explaining the available forms of benefit and the benefit election procedures will be provided to Participants upon termination of employment, and a Participant may make a benefit election on the Trustee’s website or by contacting the Trustee by telephone. Effective January 1, 2007, a Participant shall be informed of the Participant’s right to defer distribution until the Participant’s Normal Retirement Date and the consequences of failing to defer the distribution. Distribution materials shall be provided to the Participant no less than thirty (30) days and no more than one hundred eighty (180) days before the distribution commences; provided, however, that the distribution may commence less than thirty (30) days after the distribution materials are provided to the Participant if the materials clearly inform the Participant that the Participant has the right to a period of at least thirty (30) days to consent to the distribution and, after receiving the materials, the Participant affirmatively elects a distribution.

Section 6.5 Installment Option for HEISOP Subaccounts.

Unless the Participant elects otherwise, the portion of the Participant’s HEISOP Subaccounts, if any, invested in the Company Stock Fund shall be distributed in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of

(i) five years, or

(ii) in the case of a Participant with investments in the Company Stock Fund in excess of $935,000, five years plus one additional year (but no more than five additional years) for each $185,000 or fraction thereof by which such balance exceeds $935,000. The $935,000 and $185,000 amounts are subject to increase with the cost of living in accordance with Section 409(o)(2) of the Code.

Section 6.6 Periodic Payments of Minimum Distributions

Effective for Participants with “required beginning dates” on or after April 1, 2005, a Participant may request that his or her vested Account balance be distributed in the form of periodic payments of required minimum distributions only, commencing on the Participant’s required beginning date and continuing until the Participant’s Account has been fully distributed to the Participant in accordance with this Section 6.6 or to the Participant’s Beneficiary in accordance with Section 6.7, and determined and paid in accordance with Section 6.8. A Participant who has elected to receive periodic payments of required minimum distributions may elect to receive a single-sum distribution of his or her remaining vested Account balance (reduced by any outstanding loan balance) at any time. “Required beginning date” is defined in Section 6.8(h)(v).

Section 6.7 Death Benefits

If a Participant dies prior to distribution of the Participant’s total vested Account balance, such Participant’s designated Beneficiary shall be entitled to receive the Participant’s remaining Account balance (reduced by any outstanding loans) as a death benefit. Death benefits may be paid as soon as administratively feasible following the Participant’s death and must be made by the end of the year which contains the fifth anniversary of the Participant’s death. Death benefits shall be paid in a single sum distribution, except that (a) to the extent, if any, that required minimum distributions are required to be made to the Beneficiary between the date of the Participant’s death and the time at which the remaining Account balance is required to be distributed pursuant to the preceding sentence (or, if earlier, the date the Beneficiary elects to receive a single sum distribution), such required minimum distributions shall be made in accordance with Section 6.8; and (b) subject to Section 6.8, the Beneficiary may elect (or, if distributions to the Participant previously commenced, may continue to receive) installment payments with respect to HEISOP Subaccounts only, as described in Section 6.5.

A Participant’s Beneficiary shall be the person or legal entity designated by the Participant in accordance with procedures approved by the Administrative Committee, provided that a married Participant’s spouse shall automatically be his or her Beneficiary unless the spouse has consented to an alternate Beneficiary. The spouse’s signature on the consent form must be notarized or witnessed by an authorized Plan representative. A married Participant may name a contingent Beneficiary in the event the spouse predeceases the Participant. Unmarried Participants may name a primary and a secondary Beneficiary. Spousal consent shall not be required if it is established to the satisfaction of the Administrative Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Treasury Regulations may prescribe.

Subject to the rights of a married Participant’s spouse, a Participant may revoke or change designation of the Participant’s Beneficiary at any time in accordance with procedures approved by the Administrative Committee. Whenever a Participant designates a new Beneficiary, all former Beneficiary designations by such Participant shall be revoked automatically. If, upon the death of a Participant, there is no valid Beneficiary designation on file with the Administrative Committee or third-party record keeper or the Beneficiary has predeceased the Participant, the Beneficiary of the Participant’s vested Account balance shall be, in order of priority:

(a)	the Participant’s surviving spouse, if any;

(b)	the estate of the deceased Participant.

Facts as shown by the records of the Plan at the time of the Participant’s death shall be conclusive as to the identity of the proper Beneficiary. If a Beneficiary has expressly waived his or her rights as a Beneficiary as part of a court-approved property settlement in a divorce and the Administrative Committee receives a copy of the court order approving the waiver, the waiver will be treated as a valid waiver of the Beneficiary’s rights under the Plan. Any person who has waived his or her rights as a Beneficiary shall be treated as the Beneficiary under this Plan only if after the divorce the Participant expressly redesignates the person as the Participant’s Beneficiary.

Section 6.8 Required Minimum Distributions

The provisions of this Section 6.8 shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(a) Precedence. The requirements of this Section 6.8 shall take precedence over any inconsistent provisions of the Plan, provided that this Section 6.8 shall not be read to create a form of distribution that is not otherwise available under this Article VI.

(b) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.8 shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, which are incorporated herein by this reference.

(c) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest must be distributed, or begin to be distributed, no later than the Participant’s required beginning date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed to the Participant’s Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) Forms of Distribution. Distributions shall be made in accordance with Sections 6.8(e) and (f).

(e) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount distributed for each distribution calendar year shall be the lesser of:

(A) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions shall be determined under this Section 6.8(e) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(f) Required Minimum Distributions After Participant’s Death.

(i) Death On or After the Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each distribution calendar year after the year of the

Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(A) General Rule. If the Participant dies before the date distributions begin, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 6.8(f)(i).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 6.8(c)(ii), this section 6.8(f)(ii) shall apply as if the surviving spouse were the Participant.

(g) Full Distribution Required by End of Fifth Year After Death. This Section 6.8 establishes the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death, but shall not be read to permit any Beneficiary to retain an Account in the Plan after the date on which distribution is required under Section 6.7.

(h) Definitions. The following definitions supplement the definitions in other parts of the Plan, in particular Article XII.

(i) Designated Beneficiary. The “designated Beneficiary” is the individual who is designated as the Beneficiary in accordance with Section 6.7 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury Regulations. Section 1.401(a)(9)-4, Q&A-5 permits the designation of a trust as Beneficiary provided the requirements of the cited Section are met. Under Section 6.7 of the Plan, spousal consent is required for a married Participant to designate a trust or any other person or entity other than the Participant’s surviving spouse as Beneficiary.

(ii) Distribution Calendar Year. A “distribution calendar year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.8(c)(ii).

The required minimum distribution for the Participant’s first distribution calendar year shall be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, shall be made on or before December 31 of that distribution calendar year.

(iii) Life Expectancy. “Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury Regulations.

(iv) Participant’s Account Balance. A “Participant’s Account balance” is the total balance of a Participant’s Account as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”) increased by the amount of any contributions made and allocated to the Participant’s Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) Required Beginning Date. “Required beginning date” means the following:

(A) 5% Owners. The “required beginning date” for a Participant who was a 5% owner at any time during the five Plan Year period ending in the calendar year in which the Participant attains age 70 1/2 shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. In the case of a Participant who becomes a 5% owner during any subsequent Plan Year, the required beginning date shall be the April 1 of the calendar year following the calendar year in which such subsequent Plan Year ends. Once distributions begin to a 5% owner because they are required to begin under this Section 6.8, they must continue even if the Participant ceases to be a 5% owner in a subsequent calendar year.

(B) Other Participants. The “required beginning date” for a Participant who is not a 5% owner shall be April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant Retires. Every Participant other than a 5% owner who reaches age 70 1/2 while actively employed by a Participating Employer may elect (1) to commence receiving benefits on April 1 following the calendar year in which the Participant attains age 70 1/2 or (2) to defer the commencement of benefits to a date no later than April 1 following the calendar year in which the Participant Retires.

(C) Transition Rule. Any active Participant other than a 5% owner who reached age 70 1/2 before January 1, 2000, and has already begun receiving distributions may elect to stop distributions and recommence further distributions in the same form no later than April 1 following the calendar year in which such Participant Retires. The recommencement of distributions shall not constitute a new annuity starting date.

(D) 5% Owner. A “5% owner” is any person who owns (or is considered to own under the attribution rules in Section 318 of the Code) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of the Company.

Section 6.9 In-Service Withdrawals

(a) Withdrawals from Participant Voluntary, Voluntary HEISOP, and IRA Subaccounts. A Participant may at any time request (in accordance with procedures adopted by the Administrative Committee) a withdrawal from the following Subaccounts: Participant Voluntary, Voluntary HEISOP, or IRA. Any withdrawal will be processed as soon as administratively practicable after the request is made.

(b) Withdrawals for Participants Who Have Reached Age 59 1/2. A Participant who has attained age 59 1/2 may at any time request (in accordance with procedures adopted by the Administrative Committee) a withdrawal of all or any part of the Participant’s vested Account balance (reduced by any outstanding loan balance). Only one such withdrawal shall be permitted for any Plan Year. Any withdrawal will be processed as soon as administratively practicable after the request is made.

(c) Hardship Withdrawals

(i) Available Sources. Hardship withdrawals may be made from the following Subaccounts: Salary Reduction, AmeriMatch, Employee Pre-Tax Catch-up Employer ASB, Employer BIA, and Employer HEISOP. However, no hardship withdrawal shall include any income earned after January 1, 1989, that is allocable to Salary Reduction Contributions.

(ii) Procedures. To qualify for a hardship withdrawal, a Participant must demonstrate (in accordance with procedures adopted by the Administrative Committee) that the Participant has an “immediate and heavy financial need” and that the distribution is necessary to satisfy the immediate and heavy financial need.

(iii) Immediate and Heavy Financial Need. A Participant shall be deemed to have an immediate and heavy financial need in connection with:

(A) Burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in Section 152 of the Code without regard to subsection 152(d)(1)(B)).

(B) Expenses incurred (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether expenses exceed 7.5% of adjusted gross income).

(C) Costs directly related to the purchase of the Participant’s principal residence (excluding mortgage payments).

(D) Payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents (as defined in Code Section 152 without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)).

(E) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence.

(F) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(iv) Withdrawal May Not Exceed Amount of Need. The amount of any hardship withdrawal may not exceed the amount necessary to relieve the immediate and heavy financial need after taking into account the amount of such need that may be satisfied from other resources reasonably available to the Participant. The withdrawal may include the amount necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the withdrawal. In determining the amount of the immediate and heavy financial need that cannot be satisfied from other resources, the Administrative Committee or third-party service provider may rely on the Participant’s written representation that the need cannot be relieved:

(A) Through reimbursement or compensation by insurance or otherwise,

(B) By liquidation of the Participant’s assets,

(C) By cessation of Salary Reduction Contributions,

(D) By other currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code) or nontaxable (at the time of the loan) loans from the Plan or other plans maintained by a Participating Employer or any other employer of the Participant, or

(E) By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

For purposes of Section 6.9(c)(iv)(D), the phrase “plans maintained by a Participating Employer” means all qualified and nonqualified plans of deferred compensation, including a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. However, it does not include the mandatory employee contributions portion of a health or welfare benefit plan (including one that is part of a cafeteria plan).

(v) Suspension of Salary Reduction Contributions for Six Months. If a Participant qualifies for and receives a hardship withdrawal under this Section 6.9(c), the Participant shall not be permitted to make Salary Reduction Contributions to the Plan for six months following the distribution.

Section 6.10 Qualified Domestic Relations Orders

(a) General. Through a Qualified Domestic Relations Order (“QDRO”), a Participant’s spouse, child, or other tax dependent (each, an “alternate payee”) may obtain rights to the Participant’s benefits. A QDRO is a domestic relations order which assigns to an alternate payee or recognizes an alternate payee’s right to receive all or a portion of the benefits payable with respect to a Participant under the Plan. A domestic relations order is not a QDRO and shall not be honored by the Administrative Committee if it requires the Plan to provide any form of benefit or other option of any kind not otherwise available under the Plan or requires the Plan to pay benefits in excess of the Participant’s vested Account balance. The one exception to this rule is that, in accordance with a domestic relations order that the Administrative Committee or a court of competent jurisdiction determines to be a QDRO, the Administrative Committee may direct that a single-sum distribution be made to the alternate payee as soon as practicable notwithstanding age, employment status, or any other factor that might prevent the Participant from receiving a distribution from his or her Account at the same time.

(b) DRO Requirements. To be a QDRO, a domestic relations order must clearly specify (a) the name and last known mailing address of the Participant (unless otherwise known by the Administrative Committee) and the name and mailing address of the alternate payee, (b) the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee or the manner in which such amount is to be determined, and (c) the form in which the benefit is to be paid. The domestic relations order must specifically designate the Plan as the Plan from which the benefits are to be paid. Finally, a domestic relations order cannot require the payment of benefits to an alternate payee that are required to be paid to another alternate payee under a previous QDRO.

(c) Procedures. The Administrative Committee has established procedures for determining whether a domestic relations order is a QDRO and for notifying the Participant and the alternate payee(s) of the receipt of the domestic relations order and of the steps that will be taken to determine whether the order is a QDRO. The procedures are incorporated herein by this reference and may be amended at any time without notice and without further amendment to the Plan.

(d) Separate Accounting. If the Administrative Committee determines that a domestic relations order is a QDRO, the Administrative Committee will honor the QDRO. If the QDRO does not direct an immediate distribution as permitted by this Section 6.10, the Administrative Committee will direct the Trustee to establish a separate Account in the Plan for the alternate payee, and the alternate payee shall have all rights afforded under the Plan to Beneficiaries. Primarily, this means the alternate payee will be able to direct the investment of his or her Account in accordance with the rules in Article IV, but the alternate payee will not be able to borrow from his or her Account.

Section 6.11 Eligible Rollover Distributions

A “Distributee” who is entitled to a distribution may elect, in accordance with procedures approved by the Administrative Committee, to have any portion of an “Eligible Rollover Distribution” paid directly in a “Direct Rollover” to an “Eligible Retirement Plan”.

(a) Definitions. For purposes of this Section 6.11, the following definitions apply:

(i) “Eligible Rollover Distribution” means any distribution of all or any portion of a Participant’s Account, except that an Eligible Rollover Distribution shall not include:

(A) any distribution that is one of a series of substantially equal periodic payments made no less frequently than annually for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s beneficiary, or for a specified period of ten years or more;

(B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

(D) any hardship withdrawal.

Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. Effective January 1, 2007, after-tax amounts may be rolled over to any qualified trust (defined contribution or defined benefit) or 403(b) annuity contract, provided the qualified trust or annuity contract agrees to separately account for amounts so transferred (and the earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion that is not so includible.

(ii) “Eligible Retirement Plan” means any of the following accounts or plans to the extent it accepts the Distributee’s Eligible Rollover Distribution:

(A) A qualified retirement plan described in Code Section 401(a);

(B) An individual retirement account described in Code Section 408(a) (but not a Roth IRA described in Section 408A of the Code);

(C) An individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(D) An annuity plan described in Code Section 403(a);

(E) An annuity contract described in Code Section 403(b); or

(F) An eligible retirement plan under Code Section 457(b) that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and that agrees to separately account for amounts transferred into such plan from this Plan.

(iii) A “Distributee” includes a Participant, the surviving spouse of a deceased Participant, and the current or former spouse of a Participant who is an alternate payee under a QDRO that has been approved by the Administrative Committee.

(iv) A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(v) Effective January 1, 2008, a non-spouse Beneficiary may do a Direct Rollover to an individual retirement account or individual retirement annuity described in Section 6.11(a)(ii)(B) or (C) established for the purpose of receiving the distribution on behalf of the non-spouse Beneficiary.

(vi) Effective January 1, 2008, a Distributee may do a Direct Rollover to a Roth IRA if the Distributee meets the requirements that apply to rollovers from a traditional IRA to a Roth IRA (i.e., for tax years prior to January 1, 2010, the Distributee’s modified adjusted gross income cannot exceed $100,000, and the Distributee must not be married filing a separate return).

(b) Notice. Prior to a distribution to a Distributee, the Administrative Committee or third party service provider shall provide the Distributee a notice describing the Distributee’s right to have lump-sum distributions rolled over in a Direct Rollover to an Eligible Retirement Plan and describing certain tax consequences that will follow if a Direct Rollover is not made (the “402(f) Notice”). The Administrative Committee or third party service provider shall issue the 402(f) Notice at least thirty (30) days but no more than one hundred eighty (180) days prior to the date a distribution is made. However, such Eligible Rollover Distribution may commence less than thirty (30) days after the notice is given provided that the 402(f) Notice clearly informs the Distributee that the Distributee has the right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect an Eligible Rollover Distribution and the Distributee, after receiving the notice, affirmatively elects a distribution.

(c) Income Tax Withholding. Any amount that can be directly rolled over but that the Distributee chooses not to have directly rolled over is subject to 20% income tax withholding. This includes distributions that the Distributee intends to rollover in a traditional 60-day rollover transaction. However, this does not include distributions to non-spouse Beneficiaries that are eligible for special rollover rights after December 31, 2007. Such amounts are not subject to mandatory withholding if they are not directly rolled over.

ARTICLE VII

ADMINISTRATION

Section 7.1 PIC, Administrative Committee, and Investment Committee

(a) PIC. The PIC has plenary authority to oversee the administration of the Plan and the investment options offered under the Plan. At its discretion, the Compensation Committee may appoint, remove, and replace members of the PIC.

(b) Administrative Committee. The PIC has established the Administrative Committee and authorized it to oversee the day-to-day administration of the Plan. The Administrative Committee is authorized, in its discretion, to: (i) interpret and construe the provisions of the Plan; (ii) resolve any ambiguities and reconcile any inconsistencies in the provisions of the Plan; and (iii) monitor the performance of third-party administrators, including the administrative performance of the Trustee. Subject to the Claims Procedures in Article VIII, the Administrative Committee shall determine, in its discretion, all questions with respect to any individual’s rights under the Plan, including, but not limited to, eligibility for participation and eligibility for and the amount of benefits payable from the Plan.

(c) Investment Committee. The PIC has established the Investment Committee and authorized it to oversee the day-to-day financial affairs of the Plan. The Administrative Committee is authorized to: (i) monitor the investment options offered under the Plan and the investment policy statement for the Plan; (ii) monitor the financial performance and reporting of the Trustee; (iii) maintain or cause to be maintained proper financial records for the Plan; and (iv) file or cause to be filed all reports and other filings required by the United States Securities and Exchange Commission with respect to the Plan.

(d) Rules and Procedures. The PIC, Administrative Committee, and Investment Committee may promulgate and publish such rules and procedures as each deems appropriate for its own actions and for the operation, administration, and investments of the Plan. A member of the PIC, Administrative Committee, or Investment Committee shall not have the right to vote on any matter relating solely to his or her own interests in the Plan, but may vote on matters affecting a class or group of Participants of which the member is a part.

(e) Consents and Elections. All consents, elections, applications, designations, and other submissions required or permitted under the Plan must be made in accordance with procedures approved by the Administrative Committee, and shall be valid only if properly completed, executed, and returned to the Administrative Committee or a third party service provider appointed by the Company, the PIC, or the Administrative Committee.

(f) Reporting and Disclosure. The Administrative Committee shall be responsible for filing with governmental authorities and disclosing to Participants and their Beneficiaries all returns, reports, and other materials required under ERISA or the Code.

(g) Professional Assistance. The PIC, Administrative Committee, and Investment Committee may employ attorneys, actuaries, accountants, investment consultants, and other service providers, as appropriate, to give counsel to or otherwise assist them in performing their duties hereunder. The fees and expenses of such persons may be paid in accordance with Section 4.2(c).

(h) General. The PIC, Administrative Committee, and Investment Committee shall have all other powers granted to them in other sections of this document or their governing charters. At its discretion, the PIC may remove or replace the members of the Administrative Committee and Investment Committee and may revoke, amend, or enlarge the authority of the Administrative Committee and Investment Committee. The decisions of the PIC, Administrative Committee, and Investment Committee on any matters within their jurisdiction shall be binding and conclusive upon the Participating Employers and upon each Participant, Beneficiary, and other interested party.

(i) Legal Process. The Company shall serve as the Plan’s agent for the service of legal process.

Section 7.2 Trust Agreement

The Company has entered into a Trust Agreement with the Trustee for the investment and custody of Plan assets. The trust is part of the Plan, and any rights or benefits accruing to any person under the Plan shall be subject to all of the relevant terms of the Trust Agreement. In addition to the powers of the Trustee set forth in the Trust Agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan. In the event of any conflict between the provisions of the Trust Agreement and the provisions of the Plan, the provisions of the Plan shall control, except in matters concerning the duties and responsibilities of the Trustee, in which case the Trust Agreement shall control. The fees and expenses of the Trustee shall be paid in accordance with the Trust Agreement and Section 4.2(c) hereunder.

Section 7.3 Bonding

Subject to the exceptions in Section 412 of ERISA, every person who handles funds or other property of the Plan shall be bonded.

Section 7.4 Indemnification

Except as required by ERISA, the Plan’s fiduciaries shall not be liable for any mistake of judgment or other action taken in good faith. No fiduciary shall be personally liable by virtue of any contract, agreement, bond, or other instrument made or executed by himself or herself or any other fiduciary on behalf of the Plan.

The Participating Employers shall indemnify, defend, and hold harmless the members of the PIC, Administrative Committee, and Investment Committee and employees of the Participating Employers acting on their behalf with respect to the Plan from and against any and all claims, losses, damages, expenses, and liabilities arising, directly or indirectly, from their responsibilities in connection with the Plan, except where any such liability is judicially determined to be the result of willful misconduct. The Participating Employers may purchase fiduciary liability insurance against this risk.

ARTICLE VIII

CLAIMS PROCEDURES

Section 8.1 Claims for Benefits

If a Participant or Beneficiary or any other person (each, a “claimant”) believes he or she is entitled to a benefit from the Plan, such claimant may file a written claim for benefits with the Administrative Committee. The Administrative Committee shall consider such written claim and respond to the claimant within 90 days after receiving the claim unless special circumstances require an extension of time. The Administrative Committee may extend the response period by up to 90 additional days by notifying the claimant in writing, prior to the end of the initial 90-day period, that additional time is required. The notice of extension must set forth the special circumstances and the date by which the Administrative Committee expects to render its decision. If the Administrative Committee denies the claim, in whole or in part, the Administrative Committee shall provide the claimant with written notice of the denial and of the claimant’s right to an appeal. The notice shall set forth, in a manner calculated to be understood by the claimant:

•	the specific reason or reasons for the denial,

•	a reference to the specific Plan provisions on which the denial is based,

•	a description of additional material or information, if any, which the claimant might provide to perfect the claim and an explanation of why it is needed,

•	an explanation of the Plan’s appeal procedure in Section 8.2 and the time limits applicable to an appeal, and

•	a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

Section 8.2 Appeal

Within 90 days after receiving notice that a claim has been denied, the claimant may file a written appeal with the PIC. The claimant may provide written testimony and written documentation in support of the claimant’s appeal. Upon written request from the claimant, the PIC shall provide free of charge to such claimant reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the particular claim. The PIC shall undertake a full and fair review of the appeal, taking into account all testimony, documents, records, and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination. The PIC may hold a hearing and may require the claimant to provide additional information or testimony as the PIC, in its sole discretion, deems useful or appropriate to its consideration of the claim. The PIC shall render its final decision within 60 days of receipt of the appeal unless special circumstances require an extension of time. The PIC may extend the appeal period by up to 60 additional days by notifying the claimant in writing, prior to the end of the initial 60-day period, that additional time is required. The notice of extension must set forth the special circumstances and the date by which the PIC expects to render its final decision. If the PIC’s final decision is a denial of the claim, the PIC shall provide written notice of the denial, which notice shall set forth, in a manner calculated to be understood by the claimant:

•	the specific reason or reasons for the denial,

•	a reference to the specific Plan provisions on which the denial is based,

•

a statement that the claimant is entitled to receive, upon written request and free of charge, reasonable access to and copies of all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim, and

•	a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

Section 8.3 Other Remedies

If the Administrative Committee or PIC fail to respond to a claimant within the time limits set forth in this Article VIII, the claimant may consider the claim denied. A claimant must comply with these procedures and exhaust all possibilities contained herein before filing a civil action under Section 502(a) of ERISA or otherwise seeking relief in any other forum. If a claimant seeks relief in another forum, the evidence presented will be strictly limited to the evidence timely presented in the administrative claims process. In addition, the claimant must commence an action in another forum within 180 days after the PIC’s final decision on appeal under Section 8.2.

ARTICLE IX

AMENDMENT, TERMINATION, AND MERGER

Section 9.1 Amendment

(a) General Rule. The Company reserves the right to amend the Plan in whole or in part at any time and for any reason and to give such amendment retroactive effect to the extent permitted by applicable law. The PIC may approve any amendment to the Plan necessary to comply with the Code or ERISA or that does not have a substantial impact on the cost or design of the Plan. All other amendments must be approved by the Board of Directors of the Company or a Committee of the Board or one or more officers of the Company or a Participating Employer to whom the Board has delegated amendment authority.

(b) Nondiscrimination. The timing of an amendment must not have the effect of discriminating significantly in favor of HCE’s.

(c) Anti-cutback Rule. No amendment may reduce the accrued benefit of any Participant.

(d) Vesting Schedule. If an amendment is made to the vesting schedule, every Participant who is actively employed and who has at least three (3) Years of Vesting Service must be permitted, within a reasonable period of time after the adoption of the amendment, to have his or her vesting percentage determined under the Plan without regard to the amendment.

Section 9.2 Termination or Discontinuance

The continuation of the Plan is not assumed as a contractual obligation by any Participating Employer. The Board of Directors may terminate the Plan at any time and for any reason, and each Participating Employer may terminate its own participation in the Plan or discontinue contributions to the Plan at any time and for any reason. If the Plan is terminated (in full or in part) or if there is a complete discontinuance of contributions under the Plan, the rights of affected Participants to benefits accrued to the date of such termination or complete discontinuance, to the extent funded as of such date, shall be fully vested and nonforfeitable.

Section 9.3 Merger or Spinoff

The Plan may be merged or consolidated with or its assets and liabilities may be transferred to another qualified plan and trust only if the benefits that would be received by a Participant in the event of a termination of the transferee plan immediately after such transfer, merger, or consolidation are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger, or consolidation, and only if such transfer, merger, or consolidation does not otherwise result in the elimination of any accrued benefit. The Plan may be split into two or more plans by way of a spinoff if, after the spinoff: (a) the sum of the account balances for each of the participants in the resulting plans equals the Account balance of the Participant in this Plan before the spinoff, and (b) the assets in each of the plans immediately after the spinoff equals the sum of the account balances for all participants in that plan.

ARTICLE X

MISCELLANEOUS

Section 10.1 No Right to Employment

Nothing contained in the Plan gives any Participant or Employee the right to be retained in the service of a Participating Employer or interferes with the right of a Participating Employer to discharge any Employee at any time.

Section 10.2 Inalienability

No Participant, Beneficiary, alternate payee, or any other person having or claiming to have any right or interest of any kind in the Plan shall have any right to sell, assign, transfer, convey, hypothecate, anticipate, or otherwise dispose of such interest. No interest in the Plan shall be subject to any liabilities or obligations of, or any bankruptcy proceedings, claims of creditors, attachment, garnishment, execution, levy, or other legal or equitable process against a Participant, Beneficiary, alternate payee, or any other person having or claiming to have any interest under this Plan, or such person’s property. The prior sentence shall not apply to the creation, assignment, or recognition of any benefit payable with respect to a Participant pursuant to a qualified domestic relations order, or to the enforcement of a judgment, settlement, or order described in Section 401(a)(13)(C) of Code, or to any other exception provided under Section 401(a)(13) of the Code or the Treasury Regulations thereunder.

Section 10.3 Facility of Payment

If any Participant, Beneficiary, or Alternate Payee eligible to receive payments under the Plan is, in the opinion of the Administrative Committee, legally, physically, or mentally incapable of personally receiving and receipting for any payment under the Plan, the Administrative Committee may direct that such payments, or any portion thereof, be made to any person(s) or institution who have custody of such payee, or are providing necessities of life (including, without limitation, food, shelter, clothing, and medical or custodial care) to such payee, to the extent deemed appropriate by the Administrative Committee. Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof. The Administrative Committee may withhold all other amounts due to such payee until a claim for such amounts is duly made by a duly appointed guardian or other legal representative of such payee.

Section 10.4 Construction of Plan

(a) Headings. The headings of Articles and Sections are included herein solely for the convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

(b) Controlling Law. To the extent not preempted by ERISA or other federal law, the Plan shall be governed and construed according to the laws of the State of Hawaii.

Section 10.5 Benefits Payable From Trust

All benefits payable under the Plan shall be paid solely from the trust, and the Participating Employers assume no liability or responsibility therefore.

ARTICLE XI

TOP-HEAVY RULES

Section 11.1 Determination of Top-Heavy Status

For purposes of this Article XI, the following terms shall have the meanings set forth below:

(a) “Key Employee”. In determining whether the Plan is top-heavy, “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:

(i) An officer of a Participating Employer having annual 415 Compensation greater than $150,000 (as adjusted under Section 416(i)(1) of the Code); provided however, no more than the lesser of (A) 50 Employees or (B) the greater of three Employees or 10% of all Employees shall be regarded as officers,

(ii) A 5% owner of the Company, or

(iii) A 1% owner of the Company having annual 415 Compensation of more than $150,000.

The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations and other guidance of general applicability issued thereunder.

A “non-Key Employee” is any Employee who is not a Key Employee.

(b) “Top-heavy plan”: The Plan is top-heavy if any of the following conditions exists:

(i) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii) If the Plan is part of a required aggregation group of plans but not part of a permissive aggregation group and the Top-Heavy Ratio for the group of plans exceeds 60%.

(iii) If the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the Top-Heavy Ratio for the permissive aggregation group exceeds 60%.

(iv) For purposes of determining whether the Plan is a top-heavy plan, the accrued benefit of an individual who has not performed services for a Participating Employer during the 1-year period ending on the Determination Date shall be disregarded.

(c) “Top-Heavy Ratio”.

(i) If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer has not maintained any defined benefit plan that during the 5-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date (including any part of any Account balance distributed in the 1-year period ending on the Determination Date) and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 1-year period ending on the Determination Date), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(ii) If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer maintains or has maintained one or more defined benefit plans that during the 5-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of Account balances under the aggregated defined contribution plans for all Participants, determined in accordance with Section 11.1(c)(i) above, and the present value of accrued benefits under the defined benefit plans for all Participants as of the Determination Date all as determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date.

(iii) For purposes of subparagraphs (i) and (ii) above, the value of Account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the 1-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv) The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Participating Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(d) “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the Participating Employer that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e) “Required aggregation group” means (i) each qualified plan of the Participating Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Participating Employer that enables a plan described in (i) to meet the requirements of Sections 401(a)(4) and 410 of the Code. For this purpose, “Participating Employer” shall include all employers aggregated under Section 414(b), (c), or (m) with a Participating Employer.

(f) “Determination Date”. For any Plan Year subsequent to the first Plan Year, the Determination Date means the last day of the preceding Plan Year. For the first Plan Year, the Determination Date means the last day of that year.

(g) “Valuation Date” means the Determination Date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

Section 11.2 Special Top-Heavy Rules

(a) If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article XI shall supersede any conflicting provisions in the Plan.

(i) Except as otherwise provided in subparagraph (iv) below, the Participating Employer contributions allocated on behalf of any Participant who is not a Key Employee shall be not be less than the lesser of (A) 3% of such Participant’s 415 Compensation or (B) in the case where the Participating Employer has no defined benefit plan that designates the Plan to satisfy Section 401 of the Code, the largest percentage of Participating Employer contributions, as a percentage of the first $230,000 (as adjusted) of the Key Employee’s 415 Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation because of the Participant’s failure to (i) complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) to make mandatory employee contributions to the Plan, or (iii) to earn Compensation in excess of a stated amount.

(ii) If a Participant is covered by both this Plan and a defined benefit plan, the minimum benefit required by Section 416 of the Code shall be provided by the defined benefit plan, provided that such benefit shall be offset by the benefits, if any, provided by this Plan.

(iii) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

(iv) The provision in (i) above shall not apply to any Participant who was not employed by a Participating Employer on the last day of the Plan Year.

(b) The vesting schedules for AmeriShare and HEIDI Subaccounts meet the requirements for top-heavy vesting schedules in Section 416(b) of the Code, and shall apply in all years, whether or not the Plan is top-heavy.

ARTICLE XII

DEFINITIONS

Wherever used in this document, the following capitalized terms have the indicated meanings unless the context clearly implies otherwise:

12.1 “Account” means the separate account maintained for each Participant which represents such Participant’s total proportionate interest in the Plan and Trust Fund as of any valuation date. A Participant’s Account may include one or more Subaccounts, as described in Section 4.2(a). A Participant’s Account balance is the Participant’s accrued benefit.

12.2 “Administrative Committee” means the Hawaiian Electric Industries, Inc. Retirement Plans Administrative Committee appointed by the PIC to oversee the day-to-day administration of the Plan. See Section 7.1(b).

12.3 “AmeriMatch Contribution” means the matching contribution made by the Bank with respect to Bank Participants pursuant to Section 2.2.

12.4 “AmeriShare Contribution” means the discretionary, non-elective contribution made by the Bank with respect to Bank Participants pursuant to Section 2.3.

12.5 “Associated Company” means (i) a corporation that is not a Participating Employer, but is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code) as a Participating Employer, (ii) a trade or business, whether or not incorporated, that is not a Participating Employer, but is under common control (within the meaning of Section 414(c) of the Code) with a Participating Employer; or (iii) a member, other than a Participating Employer, of an affiliated service group (within the meaning of Section 414(m) of the Code) that includes a Participating Employer.

12.6 “Bank” or “ASB” means American Savings Bank, F.S.B., or any successor thereto.

12.7 “Bank Participant” means an Eligible Employee of the Bank who has met the participation requirements in Section 1.1(c).

12.8 “Beneficiary” means the person or entity to whom all or a portion of a deceased Participant’s Account is payable as a death benefit in accordance with Section 6.7 of the Plan.

12.9 “Catch-up Contribution” means an elective contribution made on behalf of a catch-up eligible Participant that is in excess of an otherwise applicable Plan limit. An otherwise applicable Plan limit is a limit in the Plan that applies to elective contributions without regard to Catch-up Contributions, such as the limit on annual additions in Section 415(c) of the Code, the dollar limitation under Section 402(g) of the Code, or the limit imposed by the actual deferral percentage test in Section 401(k)(3) of the Code.

12.10 “Code” means the Internal Revenue Code of 1986, as amended.

12.11 “Company” means Hawaiian Electric Industries, Inc., or any successor thereto.

12.12 “Compensation” has two definitions: one for Employees of the Bank and one for all other Employees. The definitions of “Compensation” are used to calculate Salary Reduction Contributions and AmeriMatch Contributions. There are also definitions of “AmeriShare Compensation” and “HEIDI Compensation,” which are used to calculate AmeriShare Contributions and HEIDI Contributions, respectively. Finally, there are definitions of “ADP Compensation” and “415 Compensation,” which are used for ADP testing and 415 testing and other specific purposes under the Plan.

For Employees of the Bank, “Compensation” means the Employee’s Box 1, W-2 earnings from the Bank for the Plan Year, modified (i) to exclude fringe benefits, ASB Dollars, reimbursements, moving expenses and other expense allowances, retroactive pay increases, special executive compensation, and any signing bonuses, retention bonuses, service awards, and similar non-performance based awards; and (ii) to include elective contributions made by a Participating Employer to this Plan, a cafeteria plan (other than FlexCredits and ASB Dollars), or a transportation spending plan that are excluded from the taxable income of the Employee under Sections 402(e)(3), 125, or 132(f) of the Code. Special executive compensation is noncash compensation and nonqualified deferred compensation available only to a select group of management Employees. Discretionary bonuses and incentive compensation (other than signing bonuses, retention bonuses, service awards, and similar non-performance based awards) are included in Compensation for Employees of the Bank. Compensation earned prior to an Eligible Employee becoming a Participant shall not be counted in determining contributions to the Plan. Effective January 1, 1999, the exclusion for “retroactive pay increases” does not apply.

For Employees of all Participating Employers other than the Bank, “Compensation” means the Employee’s Box 1, W-2 earnings from the Employee’s Participating Employer for the Plan Year, modified (i) to exclude discretionary bonuses, fringe benefits, FlexCredits, reimbursements, moving expenses and other expense allowances, retroactive pay increases, and special executive compensation; and (ii) to include elective contributions made by a Participating Employer to this Plan, a cafeteria plan (other than FlexCredits and ASB Dollars), or a transportation spending plan that are excluded from the taxable income of the Employee under Sections 402(e)(3), 125, or 132(f) of the Code. Special executive compensation is noncash compensation and nonqualified deferred compensation available only to a select group of management Employees. Compensation earned prior to an Eligible Employee becoming a Participant shall not be counted in determining contributions to the Plan. Effective with the April 23, 2006, payroll for Maui Electric Company, Limited, the exclusion for “retroactive pay increases” does not apply. Effective with the April 30, 2006, payroll for the Company and Hawaiian Electric Company, Inc., the exclusion for “retroactive pay increases” does not apply. Effective with the July 16, 2006, payroll for Hawaii Electric Light Company, Inc., the exclusion for “retroactive pay increases” does not apply.

“AmeriShare Compensation” means the total salary, wages, and other monetary remuneration, if any, paid to an Employee by the Bank and required to be set forth in Box 1 of the Employee’s Form W-2 for a particular Plan Year plus all elective contributions to arrangements qualifying under Sections 125, 132(f)(4), or 401(k) of the Code. AmeriShare Compensation shall not, however, include commissions, employer contributions to any employee benefit plan (other than elective contributions), stock options or other equity compensation, amounts paid under the Hawaiian Electric Industries, Inc. Long-Term Incentive Plan, benefits paid out of the American

Savings Bank Select Deferred Compensation Plan (unless paid out in the same year deferred), or amounts paid by a Participating Employer to or on behalf of the Employee for “fringe benefits” such as (but not limited to) group life and health insurance, automobile allowance, club memberships and dues, and expense reimbursements, regardless of whether such benefits may or may not be taxable to the Employee. AmeriShare Compensation includes all amounts earned during the Plan Year, including amounts earned prior to an Eligible Employee of the Bank becoming a Bank Participant.

“HEIDI Compensation” means all straight-time pay and commissions paid (or accrued) during the Plan Year for services rendered to a HEIDI Employer. HEIDI Compensation shall include elective contributions made by a HEIDI Employer to this Plan, a cafeteria plan (other than employer-provided FlexCredits), or a transportation spending plan that are excluded from the taxable income of the Employee under Sections 402(e)(3), 125, or 132(f) of the Code. HEIDI Compensation shall not include overtime or premium pay, discretionary bonuses, reimbursements or other expense allowances, fringe benefits, deferred compensation, welfare benefits, or contributions (except for elective contributions) by a HEIDI Employer to this Plan or any other employee benefit plan. HEIDI Compensation earned prior to an Eligible Employee becoming a Participant shall not be counted in determining contributions to the Plan.

For all Employees, “ADP Compensation” means the Employee’s Box 1, W-2 earnings for the Plan Year, without modification.

For all Employees, “415 Compensation” means the Employee’s Box 1, W-2 earnings for the Plan Year, modified to include elective contributions made by a Participating Employer to this Plan, a cafeteria plan, or a transportation spending plan that are excluded from the taxable income of the Employee under Sections 402(e)(3), 125, or 132(f) of the Code.

“Compensation,” “AmeriShare Compensation,” “HEIDI Compensation,” “ADP Compensation,” and “415 Compensation” generally do not include amounts paid after severance from employment. However, “Compensation,” “AmeriShare Compensation,” “HEIDI Compensation,” “ADP Compensation,” and “415 Compensation” shall include amounts paid by the later of 2 1/2 months after the Participant’s severance from employment or the end of the calendar year that includes the date of the Participant’s severance from employment, if:

(a) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or similar payments, and, absent the severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Participating Employer; or

(b) the payment is for unused accrued bona fide sick, vacation, or other leave that the Participant would have been able to use if employment had continued.

“415 Compensation” shall also include amounts paid by the later of 2 1/2 months after the Participant’s severance from employment or the end of the calendar year that includes the date of the Participant’s severance from employment, if the payment is received by the Participant pursuant to an unfunded, nonqualified deferred compensation plan and would have been paid at the same time if employment continued, but only to the extent includible in gross income.

“Compensation,” “AmeriShare Compensation,” “HEIDI Compensation,” “ADP Compensation,” and “415 Compensation” shall be limited to $230,000 annually, as automatically adjusted for increases in the cost of living in accordance with Sections 401(a)(17)(B) and 415(d) of the Code.

For purposes of this Section 12.12, “elective contributions” under Section 125 of the Code shall include any amount that is not available to an Employee in cash in lieu of group health coverage under a Section 125 arrangement because the Employee is not able to certify in accordance with the Hawaii Prepaid Healthcare Act that he or she has other health coverage. An amount shall be treated as an elective contribution under the foregoing sentence only if the Participating Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan except as necessary to comply with the Hawaii Prepaid Healthcare Act.

12.13 “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

12.14 “Disability” means a disability as defined in the then existing long-term disability plan maintained by the Participant’s Participating Employer, regardless of whether the Participant is covered under that plan.

12.15 “Early Retirement Age” means age 55.

12.16 “Eligible Employee” means any Employee, other than a Leased Employee or an Employee employed on a “contract basis”. An Employee is employed on a “contract basis” if the Employee is hired under written contract for a specific task or assignment.

12.17 “Employee” means a common law employee of a Participating Employer who is treated as such on the payroll records of a Participating Employer. “Employee” includes Leased Employees, except that a Leased Employee shall not be treated as an Employee if (1) the leasing organization covers the Leased Employee under a money purchase pension plan that provides a nonintegrated employer contribution of at least 10% of compensation, full and immediate vesting, and immediate participation for all employees it leases, and (2) Leased Employees do not constitute more than 20% of the Participating Employer’s workforce.

A person who performs services for a Participating Employer as an independent contractor is not an Employee and is not eligible to participate in the Plan. An independent contractor is a person who performs services as an independent businessperson, as determined in accordance with the Code and ERISA. A person shall not be treated as an Employee for purposes of the Plan during any period in which such person is classified as an independent contractor by a Participating Employer, even if the person is later determined to have been a common-law employee during such period.

12.18 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

12.19 “HEIDI Contribution” means the discretionary, non-elective contribution made by a HEIDI Employer pursuant to Section 2.4.

12.20 “HEIDI Employer” means Pacific Energy Conservation Services, Inc. and any other Participating Employer that chooses to make HEIDI Contributions.

12.21 “HEIDI Participant” means an Eligible Employee of a HEIDI Employer who has met the participation requirements in Section 1.1.

12.22 “Highly Compensated Employee” or “HCE” means—

(a) any Employee who, during the Plan Year being tested or the immediately preceding year, owns or owned, directly or by attribution, more than 5% of the outstanding stock of the Company or more than 5% of the voting control of the Company; or

(b) any Employee who for the preceding year had 415 Compensation from a Participating Employer in excess of $100,000, as adjusted for increases in the cost of living in accordance with Section 415(d) of the Code.

A “non-Highly Compensated Employee” or “NHCE” is any Employee who is not an HCE for the year.

12.23 “Hour of Service” means the following hours as determined from the payroll or other reliable records of a Participating Employer:

(a) Each hour during the Plan Year for which an Employee is paid or entitled to payment by a Participating Employer for the performance of duties. These hours are credited to the Plan Year in which they are performed.

(b) Each hour for which an Employee is paid or entitled to payment by a Participating Employer for periods during which the Employee performs no duties because of vacation, holiday, illness, incapacity (including short-term disability), layoff, jury duty, military duty, or other approved leave of absence, except that Hours of Service shall not be counted where such payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment, or disability insurance laws, or solely to reimburse an Employee for medical or medically related expenses. To which Plan Year these hours are credited depends on the calculation of the payment. If the payment is calculated based on units of time, such as payment for two weeks vacation, the hours shall be credited to the Plan Year during which the time occurred (the Employee took the vacation). If the payment is based on an event rather than a period of time, such as a single sum payment made because of layoff or disability, the hours shall be credited to the first Plan Year or allocated reasonably and consistently between the first Plan Year and the second Plan Year during which the event took place.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer. The same Hours of Service shall not be credited both under subparagraph (a) or (b), as the case may be, and this subparagraph (c). These hours will be credited to the Plan Year to which the award or agreement pertains and not to the Plan Year in which the award, agreement, or payment is made.

(d) The Hour of Service rules stated in Department of Labor Regulations §2530.200b-2 are incorporated herein by reference, and any questions on the crediting of Hours of Service shall be resolved by reference to such regulations.

12.24 “Investment Committee” means the Hawaiian Electric Industries, Inc. Retirement Plans Investment Committee appointed by the PIC to oversee the day-to-day financial affairs of the Plan. See Section 7.1(c).

12.25 “Leased Employee” means a person who is not a common law employee of a Participating Employer or an Associated Company but who performs services for such under an agreement with a third party that treats the person as the third party’s employee for payroll and withholding purposes, if (1) such person has performed the services for a Participating Employer or an Associated Company on a substantially full-time basis for a period of one year, and (2) a Participating Employer or an Associated Company exercises primary direction or control over the performance of services by the person.

12.26 “Normal Retirement Age” means age 65.

12.27 “One-Year Break in Service”. For vesting for full-time Bank Participants and regular, full-time HEIDI Participants, a “One-Year Break in Service” means severance from the employment of the Participating Employers and Associated Companies for a 12-consecutive month period. For vesting for part-time and peak-time Bank Participants and part-time HEIDI Participants, a “One-Year Break in Service” is defined in Section 5.1(d)(ii)(A).

12.28 “Participant” means any Eligible Employee who has met the requirements for participation, as applicable, in Article I.

12.29 “Participating Employer” means the Company and any entity affiliated with the Company whose participation in the Plan has been approved by the Company and by such entity’s board of directors. As of January 1, 2008, the Participating Employers are: Hawaiian Electric Industries, Inc.; Hawaiian Electric Company, Inc.; Maui Electric Company, Limited; Hawaii Electric Light Company, Inc.; American Savings Bank, F.S.B.; and Pacific Energy Conservation Services, Inc.

12.30 “PIC” means the Hawaiian Electric Industries, Inc. Pension Investment Committee.

12.31 “Plan” means the Hawaiian Electric Industries Retirement Savings Plan, as described in this instrument, including all amendments hereto.

12.32 “Plan Year” means the calendar year.

12.33 “Qualified Military Service” means any service in the Armed Forces (Army, Air Force, Navy, Marine Corps, or Coast Guard), the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and any other category of persons designated by the President in time of war or national emergency.

12.34 “Regular Salary Reduction Contribution” means a Salary Reduction Contribution made pursuant to a Participant’s salary reduction election under Section 2.1(a).

12.35 “Retire” or “Retirement” refers to a Participant’s termination of employment after reaching Early Retirement Age. For purposes of Section 2.3(b) (annual allocation requirement for AmeriShare Contributions in the event of Retirement), “Retirement” means termination of employment after attaining age 65 or age 55 with 10 Years of Vesting Service.

12.36 “Rollover Contributions” means contributions made by Eligible Employees pursuant to Section 2.6.

12.37 “Salary Reduction Contributions” means a Participant’s elective contributions described in Section 2.1. Salary Reduction Contributions are comprised of two components: Regular Salary Reduction Contributions and Catch-up Contributions.

12.38 “Trust Agreement” means the agreement between the Company and the Trustee establishing a trust for the custody and investment of Plan assets.

12.39 “Trust Fund” means all cash and property held by the Trustee pursuant to the Trust Agreement.

12.40 “Trustee” means Fidelity Management Trust Company, a Massachusetts trust company, or any successor appointed by the Company or the PIC.

12.41 “Utility” means the Company, Hawaiian Electric Company, Inc. (“HECO”), Maui Electric Company, Limited (“MECO”), and Hawaii Electric Light Company, Inc. (“HELCO”).

12.42 “Utility Participant” means an Eligible Employee of a Utility who has met the participation requirements in Section 1.1(a).

12.43 “Year of Vesting Service” is determined under Article V.

ARTICLE XIII

EXECUTION

This document is executed in accordance with resolutions of the Board of Directors of Hawaiian Electric Industries, Inc. dated December 11, 2007.

Hawaiian Electric Industries, Inc.

By	/s/ Patricia U. Wong
Its Vice President-Administration & Corporate Secretary